Exhibit 1.1

DISTRIBUTION AGREEMENT

February 9, 2010

J.P. Morgan Securities Inc.

383 Madison Avenue

New York, New York 10179

Ladies and Gentlemen:

Post Properties, Inc., a Georgia corporation (the “Company”), and Post Apartment Homes, L.P., a Georgia limited partnership (the “Operating Partnership”), confirm their agreement with J.P. Morgan Securities Inc., as agent and/or principal under any Terms Agreement (as defined in Section 1(a) below) (“you” or “JPMS”), with respect to the issuance and sale from time to time by the Company, in the manner and subject to the terms and conditions described below (this “Agreement”), of up to 4,000,000 shares (the “Maximum Number”) of Common Stock, $0.01 par value per share (the “Common Stock”), of the Company on the terms set forth in Section 1 of this Agreement. Such shares are hereinafter collectively referred to as the “Shares” and are described in the Prospectus referred to below.

The Company and the Operating Partnership have filed with the Securities and Exchange Commission (the “Commission”) a registration statement on Form S-3 (No. 333-163895) (the “registration statement”) for the registration of the Shares and other securities of the Company, under the Securities Act of 1933, as amended, and the rules and regulations of the Commission thereunder (collectively, the “Act”); and such registration statement sets forth the terms of the offering, sale and plan of distribution of the Shares and contains additional information concerning the Company, the Operating Partnership and their business. Except where the context otherwise requires, “Registration Statement,” as used herein, means the registration statement, as amended at the time of such registration statement’s effectiveness for purposes of Section 11 of the Act, as such section applies to JPMS, including (1) all documents filed as a part thereof or incorporated or deemed to be incorporated by reference therein and (2) any information contained or incorporated by reference in a prospectus filed with the Commission pursuant to Rule 424(b) under the Act, to the extent such information is deemed, pursuant to Rule 430B or Rule 430C under the Act, to be part of the registration statement at the effective time. “Basic Prospectus” means the prospectus dated December 21, 2009, filed as part of the Registration Statement, including the documents incorporated by reference therein as of the date of such prospectus; “Prospectus Supplement” means the most recent prospectus supplement relating to the Shares, to be filed by the Company with the Commission pursuant to Rule 424(b) under the Act on or before the second business day after the date of its first use in connection with a public offering or sale of Shares pursuant hereto (or such earlier time as may be required under the Act), in the form furnished by the Company to JPMS in connection with the offering of the Shares; “Prospectus” means the Prospectus Supplement (and any additional prospectus supplement prepared in accordance with the provisions of Section 4(g) of this Agreement and filed in accordance with the provisions of Rule 424(b)) together with the Basic Prospectus attached to or used with the Prospectus Supplement; and “Permitted Free Writing Prospectuses” has the meaning set forth in Section 3(b). Any reference herein to the

Registration Statement, the Basic Prospectus, the Prospectus Supplement, the Prospectus or any Permitted Free Writing Prospectus shall, unless otherwise stated, be deemed to refer to and include the documents, if any, incorporated by reference, or deemed to be incorporated by reference, therein (the “Incorporated Documents”), including, unless the context otherwise requires, the documents, if any, filed as exhibits to such Incorporated Documents. Any reference herein to the terms “amend,” “amendment” or “supplement” with respect to the Registration Statement, the Basic Prospectus, the Prospectus Supplement, the Prospectus or any Permitted Free Writing Prospectus shall, unless stated otherwise, be deemed to refer to and include the filing of any document under the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder (collectively, the “Exchange Act”) on or after the initial effective date of the Registration Statement, or the date of the Basic Prospectus, the Prospectus Supplement, the Prospectus or such Permitted Free Writing Prospectus, as the case may be, and deemed to be incorporated therein by reference.

The Company and the Operating Partnership have also entered into a distribution agreement (the “Alternative Distribution Agreement”), dated as of even date herewith, with Cantor Fitzgerald & Co. (the “Alternative Agent” and together with JPMS, the “Agents”). The aggregate number of Shares that may be sold pursuant to this Agreement, any Terms Agreement, the Alternative Distribution Agreement and any Alternative Terms Agreement shall not exceed the Maximum Number. This Agreement and the Alternative Distribution Agreement are sometimes hereinafter referred to as the “Distribution Agreements.”

The Company, the Operating Partnership and JPMS agree as follows:

1. Issuance and Sale.

(a)

Upon the basis of the representations, warranties and agreements and subject to the terms and conditions set forth herein and provided the Company provides JPMS with any due diligence materials and information reasonably requested by JPMS necessary for JPMS to satisfy its due diligence obligations, on any Exchange Business Day (as defined below) selected by the Company, the Company shall deliver a Transaction Notice in accordance with Section 2 hereof regarding the number of Shares to be placed by JPMS and the manner in which and other terms upon which such placement is to occur (each such transaction being referred to as an “Agency Transaction”). The Company may also offer to sell the Shares directly to JPMS, as principal, in which event such parties shall enter into a separate agreement (each, a “Terms Agreement”) in substantially the form of Exhibit A hereto, relating to such sale in accordance with Section 2(g) of this Agreement (each such transaction being referred to as a “Principal Transaction”). Whenever the Company determines to sell the Shares directly to an Alternative Agent as principal, it will enter into a separate agreement (each, an “Alternative Terms Agreement”) in substantially the form of Exhibit A to the Alternative Distribution Agreement. As used herein, (i) the “Term” shall be the period commencing on the date hereof and ending on the earliest of (x) the date on which the aggregate number of Shares issued and sold pursuant to the Distribution Agreements, any Terms Agreements and any Alternative Terms Agreements is equal to the Maximum Number and (y) any termination of this

Agreement pursuant to Section 8 hereof, (ii) an “Exchange Business Day” means any day during the Term that is a trading day for the Exchange other than a day on which trading on the Exchange is scheduled to close prior to its regular weekday closing time, and (iii) “Exchange” means the New York Stock Exchange.

(b)	Subject to the terms and conditions set forth below, the Company appoints JPMS as agent in connection with the offer and sale of Shares in any Agency Transactions entered into hereunder. JPMS will use commercially reasonable efforts to sell such Shares in accordance with the terms and conditions hereof and of the applicable Transaction Notice (as defined below). Neither the Company nor JPMS shall have any obligation to enter into any Agency Transaction. The Company shall be obligated to issue and sell through JPMS, and JPMS shall be obligated to use commercially reasonable efforts, as provided herein and in the applicable Transaction Notice, to place Shares issued by the Company only if and when a Transaction Notice related to such an Agency Transaction has been delivered by the Company as provided in Section 2 below.

(c)	JPMS, as agent in any Agency Transaction, hereby covenants and agrees not to make any sales of the Shares on behalf of the Company, pursuant to this Agreement, other than (A) by means of ordinary brokers’ transactions between members of the Exchange that qualify for delivery of a Prospectus in accordance with Rule 153 under the Act and meet the definition of an “at the market offering” under Rule 415(a)(4) under the Act (such transactions are hereinafter referred to as “At the Market Offerings”) and (B) such other sales of the Shares on behalf of the Company in its capacity as agent of the Company as shall be agreed by the Company and JPMS in writing.

(d)	If Shares are to be sold in an Agency Transaction in an At The Market Offering, JPMS will confirm in writing to the Company the number of Shares sold on any Exchange Business Day and the related Gross Sales Price and Net Sales Price (as each of such terms is defined in Section 2(b) below) no later than the opening of trading on the immediately following Exchange Business Day.

(e)	If the Company shall default on its obligation to deliver Shares to JPMS pursuant to the terms of any Agency Transaction or Terms Agreement, other than as the result of bad faith or willful misconduct of JPMS, the Company and the Operating Partnership shall (i) indemnify and hold JPMS and its successors and assigns harmless against any loss, claim or damage arising from or as a result of such default by the Company and (ii) notwithstanding any such default, pay to JPMS the commission to which it would otherwise be entitled in connection with such sale in accordance with Section 2(b) below.

(f)

The Company and the Operating Partnership acknowledge and agree that (i) there can be no assurance that JPMS will be successful in selling the Shares, (ii) JPMS shall incur no liability or obligation to the Company, the Operating Partnership or any other person or entity if it does not sell Shares for any reason other than a failure by JPMS to use its commercially reasonable efforts consistent with its normal trading and sales practices and applicable law and regulations to sell such Shares in accordance with the terms of this Agreement, and (iii) JPMS shall be under no obligation to purchase Shares on a principal basis pursuant to this Agreement, except as may otherwise be specifically agreed by JPMS and the Company in a Terms Agreement.

(g)	Until such time as the Company and JPMS otherwise agree, or such time as the termination of this Agreement or the Alternative Distribution Agreement in accordance with Section 8 hereof or thereof, as applicable, the Company agrees to sell the Shares pursuant to the Distribution Agreements, any Terms Agreements and any Alternative Terms Agreements in the following manner: (i) unless and until the aggregate number of Shares sold reaches one million (1,000,000), the Company shall sell all Shares through JPMS; (ii) thereafter, unless and until the aggregate number of Shares sold reaches two million (2,000,000), the Company shall sell all Shares through the Alternative Agent; (iii) thereafter, unless and until the aggregate number of Shares sold reaches three million (3,000,000), the Company shall sell all Shares through JPMS; and (iv) thereafter, unless and until the aggregate number of Shares sold reaches the Maximum Number, the Company shall sell all Shares through the Alternative Agent.

2. Transaction Notices and Terms Agreements.

(a)	The Company may, from time to time during the Term, deliver to JPMS a notice, substantially in the form of Exhibit B hereto (each, a “Transaction Notice”), stating the terms of an Agency Transaction. The terms of a Transaction Notice shall not become binding upon JPMS until accepted by JPMS. Unless JPMS objects in writing to a Transaction Notice within one Exchange Business Day after delivery by the Company, or if JPMS begins to sell Shares pursuant to a Transaction Notice, JPMS shall be deemed to have accepted the terms of such Transaction Notice. JPMS may also accept the terms of a Transaction Notice by any means permissible under Section 10 hereof. Unless the sale of the Shares described in the Transaction Notice has been suspended, cancelled or otherwise terminated in accordance with the terms of this Agreement, JPMS will use its commercially reasonable efforts consistent with its normal trading and sales practices to sell such Shares up to the amount specified and otherwise in accordance with the terms of the Transaction Notice. Each Transaction Notice shall specify, among other things:

(i) the Exchange Business Day(s) on which the Shares subject to such Agency Transaction are intended to be sold (each, a “Purchase Date”);

(ii) the maximum number of Shares that the Company intends to sell (the “Specified Number of Shares”) on, or over the course of, such Purchase Date(s); and

(iii) the lowest price, if any, at which the Company is willing to sell Shares on each such Purchase Date or a formula pursuant to which such lowest price shall be determined (each, a “Floor Price”).

(iv) A Transaction Notice shall not set forth a Specified Number of Shares that, when added to the aggregate number of Shares previously purchased and to be purchased pursuant to pending Transaction Notices (if any) hereunder, any Terms Agreement, the Alternative Distribution Agreement and any Alternative Terms Agreement, results in a total number of shares that exceeds the Maximum Number of Shares. Provided that JPMS confirms to the Company the number of Shares sold in accordance with Section 1(d) above, the Company shall have responsibility for maintaining records with respect to the aggregate number of Shares sold, or for otherwise monitoring the availability of Shares for sale under the Registration Statement. In the event that more than one Transaction Notice with respect to any Purchase Date(s) is delivered by the Company, the latest delivered Transaction Notice shall govern any sales of Shares for the relevant Purchase Date(s), except to the extent of any action occurring pursuant to a prior delivered Transaction Notice and prior to the delivery of such latest Transaction Notice. The Company or JPMS may, upon notice to the other party hereto by telephone (confirmed promptly by e-mail or facsimile), suspend the offering of the Shares; provided, however, that such suspension or termination shall not affect or impair the parties’ respective obligations with respect to the Shares sold hereunder prior to the giving of such notice. Notwithstanding the foregoing, if the terms of any Agency Transaction contemplate that Shares shall be sold on more than one Purchase Date, then the Company shall state any additional terms and conditions in respect of such multiple Purchase Dates in the relevant Transaction Notice.

(b)	The Purchase Date in respect of the Shares deliverable pursuant to any Transaction Notice shall be set forth in the Transaction Notice. Except as otherwise agreed between the Company and the Agents, each Agent’s commission shall be 2% of the actual sales price of the Shares (the “Gross Sales Price”) sold pursuant to this Agreement; provided, however, that such commission shall not apply when JPMS acts as principal, in which case such commission shall be set forth in the applicable Terms Agreement. The Gross Sales Price less JPMS’s commission is referred to herein at the “Net Sales Price.”

(c)

Payment of the Net Sales Price for Shares sold by the Company on any Purchase Date pursuant to a Transaction Notice shall be made to the Company by federal funds wire transfer to the account of the Company, the details of which are set forth on Schedule I hereto, against delivery of such Shares to JPMS’s account, or an account of JPMS’s designee, at The Depository Trust Company through its Deposit and Withdrawal at Custodian System (“DWAC”) or by such other means of delivery as may be agreed to by the Company and JPMS. Such payment and delivery shall be made at or about 10:00 a.m. (New York City time) on the third Exchange Business Day (or such other day as may, from time to time, become standard industry practice for settlement of such a securities issuance or as agreed to by the Company and JPMS) following each Purchase Date (each, an “Agency Settlement Date”).

(d)	If, as provided in the related Transaction Notice, a Floor Price has been set by the Company with respect to a Purchase Date, and JPMS thereafter determines and notifies the Company that the Gross Sales Price for such Agency Transaction would not be at least equal to such Floor Price, then the Company shall not be obligated to issue and sell through JPMS, and JPMS shall not be obligated to place, the Shares proposed to be sold pursuant to such Agency Transaction on such Purchase Date, unless the Company otherwise agrees in writing.

(e)	If either party has reason to believe that the exemptive provisions set forth in Rule 101(c)(1) of Regulation M under the Exchange Act are not satisfied with respect to the Shares, it shall promptly notify the other party and sales of the Shares under this Agreement, any Transaction Notice or any Terms Agreement shall be suspended until that or other exemptive provisions have been satisfied in the judgment of each party. On or prior to the delivery of a prospectus that is required (whether physically or through compliance with Rule 172 under the Act or any similar rule) in connection with the offering or sale of the Shares, JPMS and the Company shall each calculate the average daily trading volume (as defined under “ADTV” by Rule 100 of Regulation M under the Exchange Act) of the Common Stock based on market data provided by Bloomberg L.P. or such other sources as agreed upon by JPMS and the Company.

(f)	(i) If the Company wishes to issue and sell the Shares pursuant to this Agreement but other than as set forth in Section 2(a) of this Agreement, it will notify JPMS of the proposed terms of the Principal Transaction. If JPMS, acting as principal, wishes to accept such proposed terms (which it may decline to do for any reason in its sole discretion) or, following discussions with the Company, wishes to accept amended terms, the Company and JPMS shall enter into a Terms Agreement setting forth the terms of such Principal Transaction.

(ii) The terms set forth in a Terms Agreement shall not be binding on the Company or JPMS, unless and until the Company and JPMS have each executed such Terms Agreement accepting all of the terms of such Terms Agreement. In the event of a conflict between the terms of this Agreement and the terms of a Terms Agreement, the terms of such Terms Agreement shall control.

(g)

Each sale of the Shares to JPMS in a Principal Transaction shall be made in accordance with the terms of this Agreement and a Terms Agreement, which shall provide for the sale of such Shares to, and the purchase thereof by, JPMS. A Terms Agreement may also specify certain provisions relating to the reoffering of such Shares by JPMS. The commitment of JPMS to purchase the Shares pursuant to any Terms Agreement shall be deemed to have been made on the basis of the representations, warranties and agreements of the Company and the Operating Partnership herein contained and shall be subject to the terms and conditions herein set forth. Any such Terms Agreement shall specify the number of the

Shares to be purchased by JPMS pursuant thereto, the price to be paid to the Company for such Shares, any provisions relating to rights of, and default by, underwriters acting together with JPMS in the reoffering of the Shares, and the time and date (each such time and date being referred to herein as a “Principal Settlement Date”; and, together with any Agency Settlement Date, a “Settlement Date”) and place of delivery of and payment for such Shares.

(h)	Without the prior written consent of each of the Company and each of the Agents, the Company shall not request the sale of any Shares that would be sold, and JPMS need not make any sale of Shares, (i) during any period in which the Company is, or could be deemed to be, in possession of material non-public information, (ii) the Company’s insider trading policy, as it exists on the date of the Agreement, would prohibit the purchases or sales of the Company’s Common Stock by its officers or directors or (iii) except as provided in Section 2(i) below, at any time from and including the date (each, an “Announcement Date”) on which the Company and the Operating Partnership shall issue a press release containing, or shall otherwise publicly announce, its earnings, revenues or other results of operations (each, an “Earnings Announcement”) through and including the time that is 24 hours after the time that the Company files (a “Filing Time”) a Quarterly Report on Form 10-Q or an Annual Report on Form 10-K that includes consolidated financial statements as of and for the same period or periods, as the case may be, covered by such Earnings Announcement.

(i)

If the Company wishes to offer, sell or deliver Shares under this Agreement at any time during the period from and including an Announcement Date through and including the time that is 24 hours after the corresponding Filing Time, the Company shall (i) prepare and deliver to JPMS (with a copy to counsel to JPMS) a Current Report on Form 8-K which shall include certain financial and related information as was set forth in the relevant Earnings Announcement (each, an “Earnings 8-K”), in form and substance reasonably satisfactory to JPMS, (ii) provide JPMS with a customary chief financial officer’s certificate in form and substance reasonably satisfactory to JPMS, and the officers’ certificate, accountants’ letter and opinions and statements of counsel called for by Sections (5)(a)(i) through (iii) hereof, (iii) afford JPMS the opportunity to conduct a due diligence review in accordance with Section 6(g) hereof and (iv) file such Earnings 8-K with the Commission, then the provisions of clause (iii) of Section 2(h) shall not be applicable for the period from and after the time at which the foregoing conditions shall have been satisfied (or, if later, the time that is 24 hours after the time that the relevant Earnings Announcement was first publicly released) through and including the time that is 24 hours after the Filing Time of the relevant Quarterly Report on Form 10-Q or Annual Report on Form 10-K, as the case may be. For purposes of clarity, the parties hereto agree that (A) the delivery of any chief financial officer’s certificate, officers’ certificate, accountants’ letter and opinions and statements of counsel pursuant to this Section 2(i) shall not relieve the Company from any of its obligations under this Agreement with respect to any Quarterly Report on Form 10-Q or Annual Report on Form 10-K, as the case may be, including, without limitation, the obligation to deliver officers’ certificates, accountants’ letters and legal opinions and letters as provided in Section 6 hereof and (B) this Section 2(i) shall in no way affect or limit the operation of the provisions of clauses (i) and (ii) of Section 2(h), which shall have independent application.

(j)	The Company agrees that any offer to sell, any solicitation of an offer to buy, or any sales of Shares or any other equity security of the Company by the Company shall only be effected by or through only one of JPMS or the Alternative Agent on any single given day (subject to the exceptions set forth in Section 4(m) below), but in no event by more than one Agent, and the Company shall in no event request that JPMS and the Alternative Agent sell Shares on the same day; provided, however, that the foregoing limitation shall only apply with respect to an Agency Transaction.

3. Representations, Warranties and Agreements of the Company and the Operating Partnership. The Company and the Operating Partnership, jointly and severally, represent and warrant to, and agree with, JPMS, on and as of (i) the date hereof, (ii) each date on which the Company delivers a Transaction Notice (the “Time of Delivery”), or the Company executes and delivers a Terms Agreement, (iii) each Time of Sale (as defined below), (iv) each Settlement Date and (v) each Bring-Down Delivery Date (as defined in Section 6(b)) (each such date listed in (i) through (v), a “Representation Date”), as follows:

(a)

There is no order preventing or suspending the use of the Registration Statement, the Prospectus or any Permitted Free Writing Prospectus, and, to the knowledge of the Company, no proceeding for that purpose or pursuant to Section 8A of the Act against the Company or related to the offering has been initiated or threatened by the Commission; no notice of objection of the Commission to the use of such Registration Statement pursuant to Rule 401(g)(2) under the Act has been received by the Company; the Registration Statement complied when it initially became effective, complies as of the date hereof and, as then amended or supplemented, as of each other Representation Date will comply, in each case, in all material respects, with the requirements of the Act; the conditions to the use of Form S-3 in connection with the offering and sale of the Shares as contemplated hereby have been satisfied; the Registration Statement meets, and the offering and sale of the Shares as contemplated hereby complies with, the requirements of Rule 415 under the Act (including, without limitation, Rule 415(a)(5)); the Prospectus complied or will comply, at the time it was or will be filed with the Commission, and will comply, as then amended or supplemented, as of each Representation Date (other than the date hereof), in all material respects, with the requirements of the Act; the Registration Statement did not, as of the time of its initial effectiveness, and does not or will not, as then amended or supplemented, as of each Representation Date, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; as of each Representation Date (other than the date hereof), the Prospectus, as then amended or supplemented, together with all of the then issued Permitted Free Writing Prospectuses, if any, will not contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the Company makes no representation or warranty with respect to any statement in or omission from the Registration Statement, the Prospectus or any Permitted Free Writing Prospectus in reliance upon and in conformity with information concerning any Agent and furnished by or on behalf of any Agent expressly for use in the Registration Statement, the Prospectus or such Permitted Free Writing Prospectus (it being understood that such information consists solely of the information specified in Section 9(b)). As used herein, “Time of Sale” means (i) with respect to each offering of Shares pursuant to this Agreement, the time of JPMS’s initial entry into contracts with investors for the sale of such Shares and (ii) with respect to each offering of Shares pursuant to any relevant Terms Agreement, the time of sale of such Shares.

(b)	Prior to the execution of this Agreement, the Company has not, directly or indirectly, offered or sold any of the Shares by means of any “prospectus” (within the meaning of the Act) or used any “prospectus” (within the meaning of the Act) in connection with the offer or sale of the Shares, in each case other than the Basic Prospectus. The Company represents and agrees that, unless it obtains the prior consent of each Agent, until the termination of this Agreement, it has not made and will not make any offer relating to the Shares that would constitute an “issuer free writing prospectus” (as defined in Rule 433 under the Act) or that would otherwise constitute a “free writing prospectus” (as defined in Rule 405 under the Act) other than any Permitted Free Writing Prospectus made pursuant to this Agreement or any Terms Agreement. Any such free writing prospectus relating to the Shares consented to by the Agents is hereinafter referred to as a “Permitted Free Writing Prospectus.” The Company represents that it has complied and will comply in all material respects with the requirements of Rule 433 under the Act applicable to any Permitted Free Writing Prospectus, including timely filing with the Commission where required, legending and record keeping. The conditions set forth in one or more of subclauses (i) through (iv), inclusive, of Rule 433(b)(1) under the Act are satisfied, and the registration statement relating to the offering of the Shares contemplated hereby, as initially filed with the Commission, includes a prospectus that, other than by reason of Rule 433 or Rule 431 under the Act, satisfies the requirements of Section 10 of the Act; the Company is not disqualified, by reason of Rule 164(f) or (g) under the Act, from using, in connection with the offer and sale of the Shares, “free writing prospectuses” (as defined in Rule 405 under the Act) pursuant to Rules 164 and 433 under the Act; the Company is not an “ineligible issuer” (as defined in Rule 405 under the Act) as of the eligibility determination date for purposes of Rules 164 and 433 under the Act with respect to the offering of the Shares contemplated by the Registration Statement.

(c)

The Incorporated Documents, when they were filed with the Commission (or, if any amendment with respect to any such document was filed, when such amendment was filed), conformed in all material respects to the requirements of the Act or the Exchange Act, as applicable, and none of such documents contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; and any further documents so filed and incorporated by reference in the Registration Statement, the Prospectus or any Permitted Free Writing Prospectus during the Term, when such documents become effective or are filed with the Commission, as the case may be, will conform in all material respects to the requirements of the Act or the Exchange Act, as applicable, and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading

(d)	The accountants who certified the financial statements and supporting schedules included in the Registration Statement, the Prospectus or any Permitted Free Writing Prospectus are independent public accountants with respect to the Company and its subsidiaries within the applicable rules and regulations adopted by the Commission and the Public Company Accounting Oversight Board (United States).

(e)	The financial statements incorporated by reference in the Registration Statement, the Prospectus and any Permitted Free Writing Prospectus, together with the related schedules and notes, present fairly in all material respects the financial position of the Company and the Operating Partnership and their consolidated subsidiaries at the dates indicated and the statement of operations, shareholders’ or partners’ equity (as applicable) and cash flows of the Company and the Operating Partnership and their consolidated subsidiaries for the periods specified; except as may otherwise be stated in the Registration Statement, the Prospectus or any Permitted Free Writing Prospectus, said financial statements have been prepared in conformity with generally accepted accounting principles applied on a consistent basis throughout the periods involved. The selected financial data and the summary financial information included in the Prospectus and any Permitted Free Writing Prospectus present fairly the information shown therein and have been compiled on a basis consistent with that of the audited financial statements included in the Registration Statement.

(f)	The Company maintains a system of “disclosure controls and procedures” (as defined in Rule 13a-15(e) of the Exchange Act) that is designed to ensure that information required to be disclosed by the Company in reports that it files or submits under the Exchange Act is recorded, processed, summarized and reported within the time periods specified in the Commission’s rules and forms, including controls and procedures designed to ensure that such information is accumulated and communicated to the Company’s management as appropriate to allow timely decisions regarding required disclosure. The Company and its subsidiaries have carried out evaluations of the effectiveness of their disclosure controls and procedures as required by Rule 13a-15 of the Exchange Act, and as of the end of the Company’s most recent fiscal quarter, such disclosure controls and procedures were effective to perform the functions for which they were established.

(g)	The Company maintains systems of “internal control over financial reporting” (as defined in Rule 13a-15(f) of the Exchange Act) that comply with the requirements of the Exchange Act and have been designed by, or under the supervision of, their respective principal executive and principal financial officers, or persons performing similar functions, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles. The Company maintains internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. Except as disclosed in the Registration Statement, the Prospectus or any Permitted Free Writing Prospectus, there are no material weaknesses in the Company’s internal controls. The Company’s auditors and the Audit Committee of the Board of Directors of the Company have been advised of: (x) all significant deficiencies and material weaknesses in the design or operation of internal controls over financial reporting which have adversely affected or are reasonably likely to adversely affect the Company’s ability to record, process, summarize and report financial information; and (y) any fraud, whether or not material, that involves management or other employees who have a significant role in the Company’s internal controls over financial reporting.

(h)	Since the respective dates as of which information is given in the Registration Statement, the Prospectus and any Permitted Free Writing Prospectus, except as otherwise stated therein, (A) there has been no material adverse change in the financial condition, or in the earnings or business affairs of the Company and its subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business (a “Material Adverse Effect”); (B) there have been no transactions entered into by the Company or any of its subsidiaries, other than those in the ordinary course of business, which are material with respect to the Company and its subsidiaries considered as one enterprise; and (C) there has been no material change in the short-term debt or long-term debt of the Company and its consolidated subsidiaries.

(i)

The Company has been duly organized and is validly existing as a corporation in good standing under the laws of the State of Georgia and has corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Registration Statement, the Prospectus and any Permitted Free Writing Prospectus and to enter into and perform its obligations under this Agreement and any Terms Agreement; and the Company is duly qualified as a foreign entity to transact business and is in good standing in each other jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure so to qualify or to be in good standing could not be reasonably expected to result in a Material Adverse Effect.

(j)	The Operating Partnership has been duly organized and is validly existing as a limited partnership in good standing under the laws of the State of Georgia and has the limited partnership power and authority to own, lease and operate its properties and to conduct its business as described in the Registration Statement, the Prospectus and any Permitted Free Writing Prospectus and to enter into and perform its obligations under this Agreement and any Terms Agreement; and the Operating Partnership is duly qualified as a foreign entity to transact business and is in good standing in each other jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure so to qualify or to be in good standing could not be reasonably expected to result in a Material Adverse Effect. Each “significant subsidiary” of the Company (as such term is defined in Rule 1-02 of Regulation S-X) (each a “Significant Subsidiary” and, collectively, the “Significant Subsidiaries”) has been duly organized and is validly existing in good standing under the laws of the jurisdiction of its organization, has power and authority to own, lease and operate its properties and to conduct its business as described in the Registration Statement, the Prospectus and any Permitted Free Writing Prospectus and is duly qualified to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure so to qualify or to be in good standing could not be reasonably expected to result in a Material Adverse Effect; except as otherwise disclosed in the Registration Statement, the Prospectus and any Permitted Free Writing Prospectus, all of the issued and outstanding capital stock, limited liability company interest or partnership interest, as the case may be, of each such Significant Subsidiary has been duly authorized and validly issued, is fully paid and non-assessable and is owned by the Company, directly or through subsidiaries, free and clear of any security interest, mortgage, pledge, lien, encumbrance, claim or equity; no outstanding capital stock, limited liability company interest or partnership interest of any Significant Subsidiary was issued in violation of the preemptive or similar rights of any securityholder of such Significant Subsidiary. Each subsidiary of the Company, which is a “significant subsidiary” within the meaning of Rule 1-02(w) of Regulation S-X, is disclosed in the Registration Statement.

(k)

(i) The Company has an authorized capitalization as set forth in the Registration Statement, the Prospectus and any Permitted Free Writing Prospectus (except for subsequent issuances, if any, pursuant to this Agreement, any Terms Agreement, agreements or employee benefit plans referred to in the Prospectus or any Permitted Free Writing Prospectus, the redemption of any units of the Operating Partnership or the exercise of options pursuant to incentive stock plans referred to in the Prospectus or any Permitted Free Writing Prospectus); all the outstanding shares of capital stock of the Company have been duly and validly authorized and issued and are fully paid and non-assessable and are not subject to any pre-emptive or similar rights; except as described in or contemplated by the Registration Statement, the Prospectus and any Permitted Free Writing Prospectus, there are no outstanding rights (including, without limitation, pre-emptive rights), warrants or options to acquire, or instruments convertible into or exchangeable for, any shares of capital stock or other equity interest in the Company or any of its subsidiaries, or any contract, commitment, agreement, understanding or arrangement of any kind relating to the issuance of any capital stock of the Company or any such subsidiary, any such convertible or exchangeable securities or any such rights, warrants or options; the capital stock of the Company conforms in all material respects to the description thereof contained in the Registration Statement, the Prospectus and any Permitted Free Writing Prospectus; and all the outstanding shares of capital stock or other equity interests of each subsidiary owned, directly or indirectly, by the Company have been duly and validly authorized and issued, are fully paid and non-assessable (except, in the case of any foreign subsidiary, for directors’ qualifying shares and except as otherwise described in the Registration Statement, the Prospectus and any Permitted Free Writing Prospectus) and are owned directly or indirectly by the Company, free and clear of any lien, charge, encumbrance, security interest, restriction on voting or transfer or any other claim of any third party.

(ii) The capitalization of the Operating Partnership is as set forth in the Registration Statement, the Prospectus and any Permitted Free Writing Prospectus and all of the outstanding partnership interests in the Operating Partnership have been duly authorized and validly issued and the capital contributions with respect thereto have been made in full; and the partnership interests owned, directly or indirectly, by the Company are owned in the percentage amount set forth in the Registration Statement, the Prospectus and any Permitted Free Writing Prospectus free and clear of any lien, charge, encumbrance, security interest, restriction on voting or transfer or any other claim of any third party (except as otherwise specifically described in the Registration Statement, the Prospectus and any Permitted Free Writing Prospectus). The Company, directly or indirectly, is the sole general partner of the Operating Partnership.

(l)	This Agreement has been, and any Terms Agreement will have been, duly authorized, executed and delivered by the Company and the Operating Partnership.

(m)	The Shares to be issued and sold by the Company hereunder have been duly authorized and, when issued and delivered and paid for as provided herein or in any Terms Agreement, will be duly and validly issued, will be fully paid and nonassessable and will conform to the descriptions thereof in the Registration Statement, the Prospectus, and any Permitted Free Writing Prospectus; and the issuance of the Shares is not subject to any preemptive or similar rights.

(n)	This Agreement conforms in all material respects to the description thereof contained in Registration Statement, the Prospectus and any Permitted Free Writing Prospectus.

(o)	None of the Company, the Operating Partnership nor any of their subsidiaries is in violation of its organizational documents or in default in the performance or observance of any obligation, agreement, covenant or condition contained in any material contract, indenture, mortgage, deed of trust, loan or credit agreement, note, lease or other agreement or instrument to which it or any of them is a party or by which it or any of them may be bound, or to which any of the property or assets of the Company, the Operating Partnership or any subsidiary is subject (collectively, “Agreements and Instruments”), except for such defaults that could not, singly or in the aggregate, be reasonably expected to result in a Material Adverse Effect; and the execution, delivery and performance of this Agreement, any Terms Agreement and the transactions contemplated thereby (including the issuance and sale from time to time of the Shares and the use of the proceeds from such sale of the Shares as described in the Prospectus under the caption “Use of Proceeds”), and compliance by the Company and the Operating Partnership with their obligations hereunder and the Shares do not and will not, whether with or without the giving of notice or passage of time or both, conflict with or constitute a breach of, or default or Repayment Event (as defined below) under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company, the Operating Partnership or any subsidiary pursuant to, the Agreements and Instruments (except for such conflicts, breaches, defaults or Repayment Events or liens, charges or encumbrances that could not, singly or in the aggregate, be reasonably expected to result in a Material Adverse Effect), nor will such action result in any violation of the provisions of the organizational documents of the Company, the Operating Partnership or any subsidiary or any applicable law, statute, rule, regulation, judgment, order, writ or decree of any government, government instrumentality or court, domestic or foreign, having jurisdiction over the Company, the Operating Partnership or any subsidiary or any of their assets, properties or operations, except for those violations that could not, singly or in the aggregate, be reasonably expected to result in a Material Adverse Effect. As used herein, a “Repayment Event” means any event or condition which gives the holder of any note, debenture or other evidence of indebtedness (or any person acting on such holder’s behalf) the right to require the repurchase, redemption or repayment of all or a portion of such indebtedness by the Company, the Operating Partnership or any subsidiary.

(p)

There is no action, suit, proceeding, inquiry or investigation before or brought by any court or governmental agency or body, domestic or foreign, now pending, or, to the knowledge of the Company, threatened, against or affecting the Company, the Operating Partnership or any subsidiary, which is required to be disclosed in the Registration Statement, the Prospectus or any Permitted Free Writing Prospectus (other than as disclosed therein), or which would result, singly or in the aggregate, in a Material Adverse Effect, or which would materially and adversely affect the consummation of the transactions contemplated in this Agreement, any Terms Agreement or the performance by the Company and the Operating Partnership of their obligations hereunder or thereunder.

(q)	Neither the Company nor any affiliate of the Company has taken, nor will the Company or any affiliate take, directly or indirectly, any action which is designed to or which has constituted stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Shares.

(r)	No filing with, or authorization, approval, consent, license, order, registration, qualification or decree of, any court or governmental authority or agency is necessary or required for the performance by the Company or the Operating Partnership of its obligations hereunder, in connection with the offering, issuance or sale of the Shares hereunder or the consummation of the transactions contemplated by this Agreement or by any Terms Agreement, except such as have been already obtained or as may be required under the Act or state securities laws.

(s)	The Company, the Operating Partnership and their subsidiaries possess such permits, licenses, approvals, consents and other authorizations (collectively, “Governmental Licenses”) issued by the appropriate federal, state, local or foreign regulatory agencies or bodies necessary to conduct the business now operated by them, except where the failure so to possess could not, singly or in the aggregate, be reasonably expected to result in a Material Adverse Effect; the Company, the Operating Partnership and their subsidiaries are in compliance with the terms and conditions of all such Governmental Licenses, except where the failure so to comply could not, singly or in the aggregate, be reasonably expected to result in a Material Adverse Effect; all of the Governmental Licenses are valid and in full force and effect, except when the invalidity of such Governmental Licenses or the failure of such Governmental Licenses to be in full force and effect could not, singly or in the aggregate, be reasonably expected to result in a Material Adverse Effect; and none of the Company, the Operating Partnership nor any of their subsidiaries has received any notice of proceedings relating to the revocation or modification of any such Governmental Licenses which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, could be reasonably expected to result in a Material Adverse Effect.

(t)

(i) Except as otherwise set forth in the Registration Statement, the Prospectus and any Permitted Free Writing Prospectus, the Company, the Operating Partnership and their subsidiaries directly or indirectly hold good and marketable title to the real property and improvements described as being owned by the Company, the Operating Partnership and their subsidiaries in the Registration Statement, the Prospectus and any Permitted Free Writing Prospectus (the “Properties”) (which title is, as applicable, in the form of fee simple title to land, air rights or condominium units, or leasehold title to land, air rights or condominium units) with such exceptions as would not, individually or in the aggregate, have a Material Adverse Effect; subject, however, to mortgages on such Properties, to leases of certain equipment and other personal property, to utility and other easements serving such Properties, to liens of ad valorem taxes not due and payable as of the date hereof and as of each other Representation Date, as the case may be, to zoning and similar governmental land use matters affecting such Properties that are consistent with the current uses of such Properties, to matters of title not adversely affecting marketability of title to such Properties, other statutory liens not due and payable as of the date hereof and as of each other Representation Date, as the case may be, title matters that may be material in character, amount or extent but which do not materially detract from the value, or interfere with the use of, the Properties or otherwise materially impair the business operations being conducted or proposed to be conducted thereon, ownership of cable television and other telecommunication lines and facilities serving one or more of such Properties by the cable television and other telecommunication providers or their affiliates, service marks and trade names used in connection with such Properties, and ownership by others of certain items of equipment and other items of personal property that are not material to the conduct of business operations at such Properties; and (ii) the ground lease under which the Operating Partnership leases the land or air rights on which any Property is located is in full force and effect, and the Operating Partnership is not in default in respect of any of the terms or provisions of any such lease and the Operating Partnership has not received notice of the assertion of any claim by anyone adverse to the Operating Partnership’s rights as lessee under any such lease, or affecting or questioning the Operating Partnership’s right to the continued possession or use of the Property under any such lease or of a default under any such lease, other than claims which could not, individually or in the aggregate, be reasonably expected to have a Material Adverse Effect; and (iii) each of the Properties complies with all applicable codes, laws and regulations (including, without limitation, building and zoning codes, laws and regulations and laws relating to access to the Properties), except to the extent disclosed in the Prospectus and except for such failures to comply that would not be reasonably expected to, individually or in the aggregate, have a Material Adverse Effect.

(u)	Each of the Company, the Operating Partnership and their subsidiaries is insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are adequate and customary in the businesses in which they are engaged, except where the failure to be so insured could not be reasonably expected to have a Material Adverse Effect.

(v)	The assets of the Company and the Operating Partnership do not constitute “plan assets” under the Employee Retirement Income Security Act of 1974, as amended.

(w)

The Company was organized and has operated in conformity with the requirements for qualification and taxation as a real estate investment trust (“REIT”) for each of the taxable years beginning with the year ended December 31, 1993, and its current organization and method of operation will enable it to continue to meet the requirements for qualification and taxation as a REIT.

(x)	The Operating Partnership and each subsidiary that is a partnership or a limited liability company under state law (each a “Subsidiary Partnership”) are properly classified as partnerships or disregarded entities, and not as corporations or as associations taxable as corporations, for federal income tax purposes throughout the period from July 22, 1993 through the date hereof, or, in the case of any Subsidiary Partnerships that have terminated, through the date of termination of such Subsidiary Partnerships.

(y)	The Company, the Operating Partnership and each of their subsidiaries have filed or caused to be filed all federal, state, local and foreign tax returns, reports, information returns and statements which have been required to be filed by them (except for returns, reports, information returns and statements the failure to file which could not, singly or in the aggregate, be reasonably expected to have a Material Adverse Effect) and have paid all taxes required to be paid and any other assessment, fine or penalty levied against them, to the extent that any of the foregoing is due and payable, except, in all cases, for any such tax, assessment, fine or penalty that is being contested in good faith and in respect of which adequate reserves are being maintained and except to the extent any such failure to pay could not, singly or in the aggregate, be reasonably expected to have a Material Adverse Effect.

(z)	The Company and the Operating Partnership are not and, after giving effect to the offering and sale of the Shares and the application of the proceeds thereof as described in the Registration Statement, the Prospectus or any Permitted Free Writing Prospectus, will not be required to register as an “investment company” or an entity “controlled” by an “investment company” within the meaning of the Investment Company Act of 1940, as amended, and the rules and regulations of the Commission thereunder.

(aa)

Except as described in the Registration Statement, the Prospectus or any Permitted Free Writing Prospectus, and except as could not, singly or in the aggregate, be reasonably expected to result in a Material Adverse Effect, (A) none of the Company, the Operating Partnership nor any of their subsidiaries is in violation of any legally binding applicable federal, state, local or foreign statute, law, rule, regulation, ordinance, code, or rule of common law or any judicial or administrative interpretation thereof, including any judicial or administrative order, consent, decree or judgment, relating to pollution or protection of human health from Hazardous Materials (as defined below) or protection of the environment (including, without limitation, ambient air, surface water, groundwater, land surface or subsurface strata) or wildlife, including, without limitation, laws and regulations relating to the release or threatened release of chemicals, pollutants, contaminants, wastes, toxic substances, hazardous substances, petroleum or petroleum products, or asbestos-containing materials (collectively, “Hazardous Materials”) or to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials (collectively, “Environmental Laws”), (B) the Company, the Operating Partnership and their subsidiaries have all permits, authorizations and approvals required under any applicable Environmental Laws and are each in compliance with their requirements, (C) there are no pending or, to the knowledge of the Company, threatened administrative, regulatory or judicial actions, suits, demands, demand letters, claims, liens, notices of noncompliance or violation, investigation or proceedings relating to any Environmental Law against the Company, the Operating Partnership or any of their subsidiaries and (D) to the knowledge of the Company, there are no events or circumstances that would reasonably be expected to form the basis of an order for clean-up or remediation of Hazardous Materials, or an action, suit or proceeding by any private party or governmental body or agency, against the Company, the Operating Partnership or any of their subsidiaries relating to Hazardous Materials or any applicable Environmental Laws.

(bb)	The Company is not an “ineligible issuer” and is a “well-known seasoned issuer” as to the Shares offered hereby, in each case as defined under the Act, in each case at the times specified in the Act in connection with the offering of the Shares.

(cc)	Neither the Company nor any of its subsidiaries nor, to the knowledge of the Company, any director, officer, agent, employee or other person associated with or acting on behalf of the Company or any of its subsidiaries has (i) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity; (ii) made any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate funds; (iii) violated or is in violation of any provision of the Foreign Corrupt Practices Act of 1977; or (iv) made any bribe, rebate, payoff, influence payment, kickback or other unlawful payment.

(dd)	The operations of the Company, Operating Partnership and their subsidiaries are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the money laundering statutes of all jurisdictions in which the Company conducts business, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency within such jurisdictions (collectively, the “Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company, the Operating Partnership or any of their subsidiaries with respect to the Money Laundering Laws is pending or, to the knowledge of the Company, threatened.

(ee)

None of the Company, the Operating Partnership, any of their subsidiaries nor, to the knowledge of the Company, any director, officer, agent, employee or affiliate of the Company, the Operating Partnership or any of its subsidiaries is currently subject to any U.S. sanctions administered by the Office of Foreign Assets

Control of the U.S. Department of the Treasury (“OFAC”); and neither the Company nor the Operating Partnership will, directly or indirectly, use the proceeds of the offering of the Shares hereunder, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity, for the purpose of financing the activities of any person currently subject to any U.S. sanctions administered by OFAC.

(ff)	No person has the right to require the Company or any of its subsidiaries to register any securities for sale under the Act by reason of the filing of the Registration Statement with the Commission or the issuance and sale of the Shares.

(gg)	There is and has been no failure on the part of the Company or, to the knowledge of the Company, any of the Company’s directors or officers, in their capacities as such, to comply in all material respects with any provision of the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated in connection therewith (the “Sarbanes-Oxley Act”), including Section 402 related to loans and Sections 302 and 906 related to certifications.

Any certificate signed by any officer of the Company, the Operating Partnership or any of their subsidiaries, delivered to JPMS or to counsel to JPMS pursuant to or in connection with this Agreement shall be deemed a representation and warranty by the Company and the Operating Partnership, as the case may be, to JPMS as to the matters covered thereby.

4. Certain Covenants of the Company and the Operating Partnership. The Company and the Operating Partnership, jointly and severally, hereby agree with JPMS:

(a)	For so long as the delivery of a prospectus is required (whether physically or through compliance with Rule 172 under the Act or any similar rule) in connection with the offering or sale of Shares, before using or filing any Permitted Free Writing Prospectus and before amending or supplementing the Registration Statement or the Prospectus (in each case, other than due to the filing of an Incorporated Document), to furnish to JPMS a copy of each such proposed Permitted Free Writing Prospectus, amendment or supplement within a reasonable period of time before filing any such Permitted Free Writing Prospectus, amendment or supplement with the Commission and the Company will not use or file any such Permitted Free Writing Prospectus or file any such proposed amendment or supplement to which JPMS reasonably objects, unless the Company’s legal counsel has advised the Company that use or filing of such document is required by law.

(b)

To timely file all reports and any definitive proxy or information statements required to be filed by the Company with the Commission pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act for so long as the delivery of a prospectus is required (whether physically or through compliance with Rule 172 under the Act or any similar rule) in connection with the offering or sale of the Shares, and during such same period to advise JPMS, promptly after the Company receives notice thereof, (i) of the time when any amendment to the Registration Statement has been filed or has become effective or any supplement to the Prospectus or any Permitted Free Writing Prospectus or any amended Prospectus has been filed with the Commission; (ii) of the issuance by the Commission of any stop order or any order preventing or suspending the use of any prospectus relating to the Shares or the initiation or threatening of any proceeding for that purpose, pursuant to Section 8A of the Act; (iii) of any objection by the Commission to the use of Form S-3ASR by the Company pursuant to Rule 401(g)(2) under the Act; (iv) of the suspension of the qualification of the Shares for offering or sale in any jurisdiction, of the initiation or threatening of any proceeding for any such purpose; (v) of any request by the Commission for the amendment of the Registration Statement or the amendment or supplementation of the Prospectus or for additional information; (vi) of the occurrence of any event as a result of which the Prospectus or any Permitted Free Writing Prospectus as then amended or supplemented includes any untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances existing when the Prospectus or any such Permitted Free Writing Prospectus is delivered to a purchaser, not misleading; and (vii) of the receipt by the Company of any notice of objection of the Commission to the use of the Registration Statement or any post-effective amendment thereto.

(c)	In the event of the issuance of any such stop order or of any such order preventing or suspending the use of any such prospectus or suspending any such qualification, or of any notice of objection pursuant to Rule 401(g)(2) under the Act, to use promptly its commercially reasonable efforts to obtain its withdrawal.

(d)	To furnish such information as may be required and otherwise use its commercially reasonable efforts to cooperate in qualifying the Shares for offering and sale under the securities or blue sky laws of such states as JPMS may reasonably designate and to use its commercially reasonable efforts maintain such qualifications in effect so long as required for the distribution of the Shares; provided that the Company shall not be required to qualify as a foreign corporation, become a dealer of securities, or become subject to taxation in, or to consent to the service of process under the laws of, any such state (except service of process with respect to the offering and sale of the Shares); and to promptly advise JPMS of the receipt by the Company of any notification with respect to the suspension of the qualification of the Shares for sale in any jurisdiction or the initiation of any proceeding for such purpose.

(e)

To make available to JPMS at its offices in New York City, without charge, as soon as reasonably practicable after the Registration Statement becomes effective, and thereafter from time to time to furnish to JPMS, as many copies of the Prospectus and the Prospectus Supplement (or of the Prospectus or Prospectus Supplement as amended or supplemented if the Company shall have made any amendments or supplements thereto and documents incorporated by reference therein after the effective date of the Registration Statement) and each Permitted

Free Writing Prospectus as JPMS may reasonably request for so long as the delivery of a prospectus is required (whether physically or through compliance with Rule 172 under the Act or any similar rule); and for so long as this Agreement is in effect, the Company will prepare and file promptly such amendment or amendments to the Registration Statement, the Prospectus or any Permitted Free Writing Prospectus as may be necessary to comply with the requirements of Section 10(a)(3) of the Act.

(f)	To furnish or make available to JPMS during the Term (i) copies of any reports or other communications which the Company shall send to its shareholders or shall from time to time publish or publicly disseminate and (ii) copies of all annual, quarterly and current reports filed with the Commission on Forms 10-K, 10-Q and 8-K, or such other similar form as may be designated by the Commission, and to furnish to JPMS from time to time during the Term such other information as JPMS may reasonably request regarding the Company, the Operating Partnership or their subsidiaries, in each case as soon as such reports, communications, documents or information becomes available or promptly upon the request of JPMS, as applicable; provided, however, that the Company, the Operating Partnership and their subsidiaries shall have no obligation to provide JPMS with any document filed on the Commission’s Electronic Data Gathering, Analysis and Retrieval system or any successor system thereto, or “EDGAR”, or included on the Company’s Internet website.

(g)	If, at any time during the term of this Agreement, any event shall occur or condition shall exist as a result of which it is necessary in the reasonable opinion of counsel for JPMS or counsel for the Company, to further amend or supplement the Prospectus or any Permitted Free Writing Prospectus as then amended or supplemented in order that the Prospectus or any such Permitted Free Writing Prospectus will not include an untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading, in light of the circumstances existing at the time the Prospectus or any such Permitted Free Writing Prospectus is delivered to a purchaser, or if it shall be necessary, in the reasonable opinion of either such counsel, to amend or supplement the Registration Statement, the Prospectus or any Permitted Free Writing Prospectus in order to comply with the requirements of the Act, in the case of such a determination by counsel to the Company, immediate notice shall be given, and confirmed in writing, to JPMS to cease the solicitation of offers to purchase the Shares in JPMS’s capacity as agent, and, in either case, the Company will promptly prepare and file with the Commission such amendment or supplement, whether by filing documents pursuant to the Act, the Exchange Act or otherwise, as may be necessary to correct such untrue statement or omission or to make the Registration Statement, the Prospectus or any such Permitted Free Writing Prospectus comply with such requirements.

(h)

To generally make available to its security holders as soon as reasonably practicable, but not later than 16 months after the date hereof, an earnings statement (in form complying with the provisions of Section 11(a) under the Act and Rule 158 of the Commission promulgated thereunder) covering each twelve-month period beginning, in each case, not later than the first day of the Company’s fiscal quarter next following the “effective date” (as defined in such Rule 158) of the Registration Statement with respect to each sale of Shares.

(i)	To apply the net proceeds from the sale of the Shares in the manner described in the Registration Statement or the Prospectus under the caption “Use of Proceeds.”

(j)	Not to, and to cause its subsidiaries not to, take, directly or indirectly, any action designed to cause or result in, or that constitutes or might reasonably be expected to constitute, the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Shares; provided that nothing herein shall prevent the Company from filing or submitting reports under the Exchange Act or issuing press releases in the ordinary course of business.

(k)	(i) Except as otherwise agreed between the Company and JPMS, to pay all costs, expenses, fees and taxes in connection with (A) the preparation and filing of the Registration Statement, the Prospectus, any Permitted Free Writing Prospectus, each preliminary Prospectus, and any amendments or supplements thereto, and the printing and furnishing of copies of each thereof to JPMS and to dealers (including costs of mailing and shipment), (B) the registration, issue and delivery of the Shares, (C) the producing, word processing and/or printing of this Agreement, any closing documents (including compilations thereof) and the reproduction and/or printing and furnishing of copies of each thereof to the Agents (including costs of mailing and shipment), (D) the qualification of the Shares for offering and sale under state laws and the determination of their eligibility for investment under state law as aforesaid (including the reasonable legal fees and filing fees and other disbursements of counsel to the Agents in connection therewith) and the printing and furnishing of copies of any blue sky surveys or legal investment surveys to JPMS, provided that the Company will not be obligated to pay any expenses pursuant to this Section (4)(k)(i)(D) in excess of $10,000, (E) the listing of the Shares on the Exchange and any registration thereof under the Exchange Act, (F) any filing for review of the public offering of the Shares by FINRA, (G) the fees and disbursements of counsel to the Company and of the Company’s independent registered public accounting firm and (H) the performance of the Company’s other obligations hereunder; provided that JPMS shall be responsible for any transfer taxes on resale of Shares by it, any costs and expenses associated with the sale and marketing of the Shares, and legal costs of JPMS other than as specifically provided above and below.

(ii) If, pursuant to the Distribution Agreements and all Terms Agreements, other than as a result of termination of this Agreement or the Alternative Distribution Agreement in accordance with Section 8(b) hereof or thereof, as applicable, (A) the aggregate number of Shares sold is less than one million five hundred thousand (1,500,000) by the date which is eighteen months after the date of this Agreement, or (B) if this Agreement is terminated by the Company in accordance with the provisions of Section 8(a) hereof at any time prior to the offer and sale of an aggregate of one million five hundred thousand (1,500,000) Shares, to reimburse the Agents, collectively, for up to 50% of their reasonable and documented out-of-pocket expenses (including the reasonable and documented fees and disbursements of a single counsel to the Agents) incurred by them in connection with the offering contemplated by this Agreement; provided, that the Company will not be obligated to reimburse any expenses pursuant to this Section 4(k)(ii) in excess of $150,000.

(l)	With respect to the offering(s) contemplated hereby, that the Company will not offer shares of its Common Stock or any other securities convertible into or exchangeable or exercisable for shares of the Common Stock in a manner in violation of the Act; the Company will not distribute any offering material in connection with the offer and sale of the Shares, other than the Registration Statement, the Prospectus or any Permitted Free Writing Prospectus and other materials permitted by the Act or the rules and regulations promulgated thereunder.

(m)	During each period commencing on the date of each Transaction Notice and ending at the close of business on the Settlement Date for the related Agency Transaction, the Company will not (i) offer, pledge, announce the intention to sell, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase or otherwise transfer or dispose of, directly or indirectly, any shares of its Common Stock or any securities convertible into or exercisable or exchangeable for such shares or (ii) enter into any swap or other agreement that transfers, in whole or in part, any of the economic consequences of ownership of such shares, whether any such transaction described in clause (i) or (ii) above is to be settled by delivery of shares or such other securities, in cash or otherwise, without the prior written consent of JPMS, other than with respect to (A) the Shares to be sold hereunder or under any Alternative Distribution Agreement and (B) any securities of the Company issued (i) upon the issuance of options, stock or restricted stock to the Company’s employees under the Company’s incentive stock plans in the ordinary course, (ii) upon exercise of options granted under any incentive stock plans, (iii) for shares of Common Stock issued under any employee stock purchase plan of the Company and its subsidiaries, (iv) pursuant to the Company’s dividend reinvestment plan, (v) by the Company as a stock dividend in lieu of the Company’s regular quarterly dividend or any special dividend issued in connection with gains from asset sales as described in the Prospectus, (vi) issued upon, or in connection with, the conversion of any units of the Operating Partnership, (vii) in lieu of director’s fees pursuant to the Company’s deferred compensation plan, or (viii) to satisfy matching obligations pursuant to the Company’s 401(k) plan. Any lock-up provisions relating to a Principal Transaction shall be set forth in the applicable Terms Agreement.

(n)	To, pursuant to reasonable procedures developed in good faith, retain copies of each Permitted Free Writing Prospectus that is not filed with the Commission in accordance with Rule 433 under the Act.

(o)	To use its commercially reasonable efforts to cause the Shares to be listed on the Exchange.

(p)	That it consents to JPMS trading in the Common Stock for JPMS’s own account and for the account of its clients at the same time as sales of the Shares occur pursuant to this Agreement.

5. Initial Issuance of Shares. On or prior to the date that the first Shares are sold pursuant to this Agreement, any Terms Agreement, the Alternative Distribution Agreement or any Alternative Distribution Agreement:

(a)	the Company and the Operating Partnership shall have delivered to JPMS:

(i) an officers’ certificate signed by two of the Company’s and GP Holdings’ (as defined below) executive officers certifying as to the matters set forth in Exhibit C hereto;

(ii) an opinion and negative assurance statement of King & Spalding LLP, counsel for the Company, in form and substance reasonably satisfactory to counsel for the Agents, addressed to the Agents and dated the date of this Agreement, in the form of Exhibit D hereto;

(iii) a “comfort” letter of Deloitte & Touche LLP addressed to the Agents and dated the date of this Agreement, addressing such matters as the Agents may reasonably request;

(iv) to the extent required pursuant to Section 2(i) above, a certificate of the chief financial officer of the Company;

(v) evidence reasonably satisfactory to the Agents and their counsel that the Shares have been approved for listing on the Exchange, subject only to notice of issuance on or before the date hereof;

(vi) resolutions duly adopted by (A) the Company’s board of directors, and (B) the board of directors of Post GP Holdings, Inc., the sole general partner of the Operating Partnership (“GP Holdings”), each as certified by an officer of the Company and GP Holdings, respectively, authorizing the execution of this Agreement by the Company and the Operating Partnership, and the consummation by the Company and the Operating Partnership of the transactions contemplated hereby, including the issuance of the Shares; and

(vii) such other documents as the Agents shall reasonably request; and

(b)	JPMS shall have received an opinion and negative assurance statement of Hogan & Hartson LLP, counsel to the Agents, addressed to the Agents and dated the date of this Agreement, addressing such matters as the Agents may reasonably request.

6. Additional Covenants of the Company and the Operating Partnership. The Company and the Operating Partnership, jointly and severally, further covenant and agree with JPMS as follows:

(a)	Each delivery of a Transaction Notice by the Company and each execution and delivery by the Company of a Terms Agreement shall be deemed to be (i) an affirmation that the representations, warranties and agreements of the Company and the Operating Partnership herein contained and contained in any certificate delivered to JPMS pursuant hereto are true and correct at such Time of Delivery or the date of such Terms Agreement, as the case may be, and (ii) an undertaking that such representations, warranties and agreements will be true and correct on any applicable Time of Sale and Settlement Date, as though made at and as of each such time (it being understood that such representations, warranties and agreements shall relate to the Registration Statement, the Prospectus or any Permitted Free Writing Prospectus as amended and supplemented to the time of such Transaction Notice or Terms Agreement, as the case may be).

(b)

Each time that (i) the Registration Statement, the Prospectus or any Permitted Free Writing Prospectus shall be amended or supplemented (including, except as noted in the proviso at the end of this Section 6(b), by the filing of any Incorporated Document), or (ii) there is a Principal Settlement Date pursuant to a Terms Agreement, or (iii) otherwise as JPMS shall reasonably request on the advice of outside counsel and in accordance with past practice, provided that JPMS shall not make such a request during periods that there is no proposed Agency Transaction pursuant to delivery of a Transaction Notice (each date referred to clauses (i), (ii) and (iii) above, a “Bring-Down Delivery Date”), the Company and the Operating Partnership shall, unless JPMS agrees otherwise, furnish or cause to be furnished to JPMS a certificate, dated and delivered as of the applicable Bring-Down Delivery Date, of the same tenor as the certificate referred to in Section 5(a)(i) hereof, modified as necessary to relate to the Registration Statement, the Prospectus or any Permitted Free Writing Prospectus as amended and supplemented to the time of delivery of such certificate, or, in lieu of such certificate, a certificate to the effect that the statements contained in the certificate referred to in Section 5(a)(i) hereof furnished to JPMS are true and correct as of such Bring-Down Delivery Date as though made at and as of such date (except that such statements shall be deemed to relate to the Registration Statement, the Prospectus or any Permitted Free Writing Prospectus as amended and supplemented to the time of delivery of such certificate); provided, however, that the filing of a Current Report on Form 8-K will not constitute a Bring-Down Delivery Date unless (A) JPMS has reasonably requested that such date be deemed to be a Bring-Down Delivery Date based upon the event or events reported in such Current Report on Form 8-K (within five Exchange Business

Days of the filing thereof with the Commission) or (B) such Current Report on Form 8-K is required pursuant to Section 2(i).

(c)	Each Bring-Down Delivery Date, the Company shall, unless JPMS agrees otherwise, cause to be furnished to JPMS (A) the written opinion and negative assurance statement of King & Spalding LLP, counsel to the Company, each dated and delivered as of the applicable Bring-Down Delivery Date, of the same tenor as the opinion and statement referred to in Section 5(a)(ii) hereof, respectively, but modified as necessary to relate to the Registration Statement, the Prospectus or any Permitted Free Writing Prospectus as amended and supplemented to the time of delivery of such opinion and statement, or, in lieu of such opinion and statement, such counsel shall furnish JPMS with a letter substantially to the effect that JPMS may rely on the opinion and statement referred to in Section 5(a)(ii), furnished to JPMS, to the same extent as though they were dated the date of such letter authorizing reliance (except that statements in such last opinion shall be deemed to relate to the Registration Statement, the Prospectus or any Permitted Free Writing Prospectus as amended and supplemented to the time of delivery of such letter authorizing reliance).

(d)	Each Bring-Down Delivery Date, the Company shall, unless JPMS agrees otherwise, cause Deloitte & Touche LLP to furnish to JPMS a “comfort” letter, dated and delivered as of the applicable Bring-Down Delivery Date, of the same tenor as the letter referred to in Section 5(a)(iii) hereof, but modified to relate to the Registration Statement, the Prospectus or any Permitted Free Writing Prospectus as amended and supplemented to the date of such letter.

(e)	Each Bring-Down Delivery Date, to the extent required pursuant to Section 2(i) above, the Company shall, unless JPMS agrees otherwise, cause to be furnished to JPMS a certificate of the chief financial officer of the Company of the same tenor as the certificate referred to in Section 2(i).

(f)	(i) No order suspending the effectiveness of the Registration Statement shall be in effect, and no proceeding for such purpose or pursuant to Section 8A under the Act shall be pending before or to the knowledge of the Company threatened by the Commission; the Prospectus and each Permitted Free Writing Prospectus shall have been timely filed with the Commission under the Act (in the case of a Permitted Free Writing Prospectus, to the extent required by Rule 433 under the Act); and all requests by the Commission for additional information shall have been complied with to the satisfaction of JPMS and no suspension of the qualification of the Shares for offering or sale in any jurisdiction, or of the initiation or threatening of any proceedings for any of such purposes, will have occurred and be in effect at the time the Company delivers a Transaction Notice; and (ii) the Registration Statement, the Prospectus or any Permitted Free Writing Prospectus shall not contain an untrue statement of material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading at the time the Company delivers a Transaction Notice.

(g)	The Company shall reasonably cooperate with any reasonable due diligence review requested by JPMS or its counsel from time to time in connection with the transactions contemplated hereby or any Terms Agreement, including, without limitation, (i) at the commencement of each intended Purchase Date and any Time of Sale or Settlement Date, making available appropriate corporate officers of the Company and, upon reasonable request, representatives of Deloitte & Touche LLP for an update on diligence matters with representatives of JPMS and (ii) at each Bring-Down Delivery Date or otherwise as JPMS may reasonably request, providing information and making available documents and appropriate corporate officers of the Company and representatives of Deloitte & Touche LLP for one or more due diligence sessions with representatives of JPMS and its counsel.

(h)	The Company shall disclose, in its quarterly reports on Form 10-Q, in its annual report on Form 10-K, or at its option, in prospectus supplements to be filed by the Company from time to time, the number of the Shares sold through the Agents under this Agreement and any Terms Agreement, the net proceeds to the Company from the sale of the Shares and the compensation paid by the Company with respect to sales of the Shares pursuant to this Agreement during the relevant quarter or such shorter period determined by the Company, as the case may be.

All opinions, letters and other documents referred to in Sections 6(b) through (e) above shall be reasonably satisfactory in form and substance to JPMS. JPMS will provide the Company with such notice (which may be oral, and in such case, will be confirmed via e-mail or facsimile as soon as reasonably practicable thereafter) as is reasonably practicable under the circumstances when requesting an opinion, letter or other document referred to in Sections 6(b) through (e) above.

7. Conditions of JPMS’s Obligation. JPMS’s obligation to solicit purchases on an agency basis for the Shares or otherwise take any action pursuant to a Transaction Notice that has been delivered by the Company and to purchase the Shares pursuant to any Terms Agreement shall be subject to the satisfaction of the following conditions:

(a)	At the Time of Delivery, at the time of the commencement of trading on the Exchange on the Purchase Date(s) and at the relevant Time of Sale and Agency Settlement Date, or with respect to a Principal Transaction pursuant to a Terms Agreement, at the time of execution and delivery of the Terms Agreement by the Company and at the relevant Time of Sale and Principal Settlement Date:

(i) The representations, warranties and agreements on the part of the Company and the Operating Partnership herein contained or contained in any certificate of an officer or officers of the Company, the Operating Partnership or any of their subsidiaries delivered pursuant to the provisions hereof shall be true and correct in all respects.

(ii) The Company shall have performed and observed its covenants and other obligations hereunder and/or under any Terms Agreement, as the case may be, in all material respects.

(iii) In the case of an Agency Transaction, from the Time of Delivery until the Agency Settlement Date, or, in the case of a Principal Transaction pursuant to a Terms Agreement, from the time of execution and delivery of the Terms Agreement by the Company until the Principal Settlement Date, trading in the Common Stock on the Exchange shall not have been suspended.

(iv) From the date of this Agreement, no event or condition of a type described in Section 3(h) hereof shall have occurred or shall exist, which event or condition is not described in any Permitted Free Writing Prospectus (excluding any amendment or supplement thereto) or the Prospectus (excluding any amendment or supplement thereto) and the effect of which in the reasonable judgment of JPMS makes it impracticable or inadvisable to proceed with the offering, sale or delivery of the Shares on the applicable Settlement Date on the terms and in the manner contemplated by this Agreement or any Terms Agreement, as the case may be, any Permitted Free Writing Prospectus and the Prospectus.

(v) Subsequent to the relevant Time of Delivery, (A) no downgrading shall have occurred in the rating accorded any debt securities of the Company or the Operating Partnership by any “nationally recognized statistical rating organization”, as such term is defined by the Commission for purposes of Rule 436(g)(2) under the Act and (B) no such organization shall have publicly announced that it has under surveillance or review its rating of any debt securities of the Company or the Operating Partnership (other than an announcement with positive implications of a possible upgrading or no implication of a possible downgrading), the effect of which, in the reasonable judgment of JPMS, would have a Material Adverse Effect on the Company, in each case that has not been described in any Permitted Free Writing Prospectus issued prior to any related Time of Sale.

(vi) The Shares to be issued pursuant to the Transaction Notice or pursuant to a Terms Agreement, as applicable, shall have been approved for listing on the Exchange, subject only to notice of issuance.

(vii) (A) No action shall have been taken and no statute, rule, regulation or order shall have been enacted, adopted or issued by any federal, state or foreign governmental or regulatory authority that would, as of the relevant Settlement Date, prevent the issuance or sale of the Shares and (B) no injunction or order of any federal, state or foreign court shall have been issued that would, as of the relevant Settlement Date, prevent the issuance or sale of the Shares.

(viii) (A) No order suspending the effectiveness of the Registration Statement shall be in effect, no proceeding for such purpose or pursuant to Section 8A of the Act shall be pending before or to the knowledge of the Company threatened by the Commission and no notice of objection of the Commission to the use of the Registration Statement pursuant to Rule 401(g)(2) under the Act shall have been received by the Company; (B) the Prospectus and each Permitted Free Writing Prospectus shall have been timely filed with the Commission under the Act (in the case of any Permitted Free Writing Prospectus, to the extent required by Rule 433 under the Act); (C) all requests by the Commission for additional information shall have been complied with to the satisfaction of JPMS; and (D) no suspension of the qualification of the Shares for offering or sale in any jurisdiction, and no initiation or threatening of any proceedings for any of such purposes, will have occurred and be in effect. The Registration Statement, the Prospectus or any Permitted Free Writing Prospectus shall not contain an untrue statement of material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading at the time the Company delivers a Transaction Notice.

(ix) No amendment or supplement to the Registration Statement, the Prospectus or any Permitted Free Writing Prospectus shall have been filed to which JPMS shall have reasonably objected in writing.

(b)	At every Bring-Down Delivery Date, JPMS shall have received the officers’ certificates, opinions and negative assurance statements of counsel, “comfort” letters, and to the extent required by Section 2(i), the chief financial officer’s certificates, and other documents provided for under Sections 6(b) through (e), inclusive.

8. Termination.

(a)	(i) The Company may terminate this Agreement in its sole discretion at any time upon prior written notice to JPMS. Any such termination shall be without liability of any party to any other party, except that (A) with respect to any pending sale, the obligations of the Company, including in respect of compensation of JPMS, shall remain in full force and effect notwithstanding such termination; and (B) the provisions of Sections 3, 4 (except that if no Shares have been previously sold hereunder or under any Terms Agreement, only Section 4(k)), 9, 13, 14, and 17 of this Agreement shall remain in full force and effect notwithstanding such termination.

(ii) In the case of any sale by the Company pursuant to a Terms Agreement, the obligations of the Company pursuant to such Terms Agreement and this Agreement may not be terminated by the Company without the prior written consent of JPMS.

(b)	(i) JPMS may terminate this Agreement in its sole discretion at any time upon giving prior written notice to the Company. Any such termination shall be without liability of any party to any other party, except that the provisions of Sections 3, 4 (except that if no Shares have been previously sold hereunder or under any Terms Agreement, only Section 4(k)), 9, 13, 14, and 17 of this Agreement shall remain in full force and effect notwithstanding such termination.

(ii) In the case of any purchase by JPMS pursuant to a Terms Agreement, the obligations of JPMS pursuant to such Terms Agreement shall be subject to termination at any time prior to or at the Principal Settlement Date, if, (A) since the time of execution of the Terms Agreement or the respective dates as of which information is given in the Registration Statement, the Prospectus and any Permitted Free Writing Prospectus, (i) there shall have been a material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company, the Operating Partnership and their subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business, (ii) trading generally shall have been materially suspended or materially limited on or by, as the case may be, the NYSE, (iii) trading of any securities of the Company shall have been suspended on any exchange or in any over-the counter market, (iv) a general moratorium on commercial banking activities in New York shall have been declared by either federal or New York state authorities, (v) there shall have occurred any attack on, or outbreak or escalation of hostilities or act of terrorism involving, the United States, or any change in financial markets or any calamity or crisis that, in each case, in JPMS’s reasonable judgment, would have a Material Adverse Effect on the Company, (vi) any material disruption of settlements of securities or clearance services in the United States that would materially impair settlement and clearance with respect to the Shares and (B) in the case of any of the events specified in clauses (A)(i) through (vi), such event singly or together with any other such event specified in clauses (A)(i) through (vi) makes it, in JPMS’s reasonable judgment, impracticable to market the Shares on the terms and in the manner contemplated in the Prospectus. If JPMS elects to terminate its obligations pursuant to this Section 8(b)(ii), the Company shall be notified promptly in writing.

(c)	This Agreement shall remain in full force and effect until the earlier of (A) termination of this Agreement pursuant to Section 8(a) or 8(b) above or otherwise by mutual written agreement of the parties, (B) such date that the Maximum Number of Shares have been sold in accordance with the terms of this Agreement, any Terms Agreement or any Alternative Distribution Agreement, or (C) December 21, 2012, in each case except that the provisions of Section 3, 4 (except that if no Shares have been previously sold hereunder or under any Terms Agreement, only Section 4(k)), 9, 13, 14, and 17 of this Agreement shall remain in full force and effect notwithstanding such termination.

(d)	Any termination of this Agreement shall be effective on the date specified in such notice of termination; provided that such termination shall not be effective until the close of business on the date of receipt of such notice by JPMS or the Company, as the case may be. If such termination shall occur prior to the Settlement Date for any sale of Shares, such sale shall settle in accordance with the provisions of Section 2 hereof.

9. Indemnity and Contribution.

(a)	The Company and the Operating Partnership, jointly and severally, agree to indemnify and hold harmless JPMS, its affiliates, directors and officers and each person, if any, who controls JPMS within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, from and against any and all losses, claims, damages and liabilities (including, without limitation, reasonable out of pocket legal fees and other expenses incurred in connection with any suit, action or proceeding or any claim asserted, as such fees and expenses are incurred), that arise out of, or are based upon, (i) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary in order to make the statements therein, not misleading or (ii) any untrue statement or alleged untrue statement of a material fact contained in the Prospectus (or any amendment or supplement thereto), any Permitted Free Writing Prospectus (or any amendment or supplement thereto), or caused by any omission or alleged omission to state therein a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, in each case except insofar as such losses, claims, damages or liabilities arise out of, or are based upon, any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with any information relating to JPMS furnished to the Company by JPMS expressly for use therein, it being understood and agreed that the only such information furnished by JPMS consists of the information described as such in subsection (b) below.

(b)	JPMS agrees to indemnify and hold harmless the Company, the Operating Partnership, their directors, their officers who signed the Registration Statement and each person, if any, who controls the Company or the Operating Partnership within the meaning of Section 15 of the Act or Section 20 of the Exchange Act to the same extent as the indemnity set forth in paragraph (a) above, but only with respect to any losses, claims, damages or liabilities that arise out of, or are based upon, any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with any information relating to JPMS furnished to the Company by JPMS expressly for use in the Registration Statement, the Basic Prospectus, the Prospectus (or any amendment or supplement thereto), any Permitted Free Writing Prospectus, it being understood and agreed upon that such information shall consist solely of the following: JPMS’s name and the third sentence of the second paragraph, the third paragraph and the first and second sentence of the eighth paragraph under the heading “Plan of Distribution” in the Prospectus Supplement.

(c)

If any suit, action, proceeding (including any governmental or regulatory investigation), claim or demand shall be brought or asserted against any person in respect of which indemnification may be sought pursuant to either Section 9(a) or 9(b) above, such person (the “Indemnified Person”) shall promptly notify the person against whom such indemnification may be sought (the “Indemnifying

Person”) in writing; provided that the failure to notify the Indemnifying Person shall not relieve it from any liability that it may have under this Section 9 except to the extent that it has been materially prejudiced (through the forfeiture of substantive rights or defenses) by such failure; and provided, further, that the failure to notify the Indemnifying Person shall not relieve it from any liability that it may have to an Indemnified Person otherwise than under this Section 9. If any such proceeding shall be brought or asserted against an Indemnified Person and it shall have notified the Indemnifying Person thereof, the Indemnifying Person shall retain counsel reasonably satisfactory to the Indemnified Person (who shall not, without the consent of the Indemnified Person, be counsel to the Indemnifying Person) to represent the Indemnified Person and any others entitled to indemnification pursuant to this Section 9 that the Indemnifying Person may designate in such proceeding and shall pay the fees and expenses of such counsel related to such proceeding, as incurred. The Indemnifying Party shall be entitled to participate in the defense of any claim, and to the extent that it may wish, assume the defense thereof. Provided that, in any such proceeding, any Indemnified Person shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such Indemnified Person unless (i) the Indemnifying Person and the Indemnified Person shall have mutually agreed in writing to the contrary; (ii) the Indemnifying Person has failed within a reasonable time to retain counsel reasonably satisfactory to the Indemnified Person; (iii) the Indemnified Person shall have reasonably concluded that there may be legal defenses available to it that are different from or in addition to those available to the Indemnifying Person; or (iv) the named parties in any such proceeding (including any impleaded parties) included both the Indemnifying Person and the Indemnified Person and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. It is understood and agreed that the Indemnifying Person shall not, in connection with any proceeding or related proceeding in the same jurisdiction, be liable for the fees and expenses of more than one separate firm (in addition to any local counsel) for all Indemnified Persons, and that all such fees and expenses, to the extent reasonable, shall be paid or reimbursed as they are incurred. Any such separate firm for JPMS, its affiliates, directors and officers and any control persons of JPMS shall be designated in writing by JPMS and any such separate firm for the Company, its directors, its officers who signed the Registration Statement and any control persons of the Company shall be designated in writing by the Company. The Indemnifying Person shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the Indemnifying Person agrees to indemnify each Indemnified Person from and against any loss or liability by reason of such settlement or judgment. No Indemnifying Person shall, without the written consent of the Indemnified Person, effect any settlement of any pending or threatened proceeding in respect of which any Indemnified Person is or could have been a party and indemnification could have been sought hereunder by such Indemnified Person, unless such settlement (x) includes an unconditional release of such Indemnified Person, in form and substance reasonably satisfactory to such Indemnified Person, from all liability on claims that are the subject matter of such proceeding and (y) does not include any statement as to or any admission of fault, culpability or a failure to act by or on behalf of any Indemnified Person. Notwithstanding the foregoing sentence, if at any time an Indemnified Person shall have requested an Indemnifying Person to reimburse the Indemnified Person for fees and expenses of counsel as contemplated by this Section 9(c), the Indemnifying Person agrees that it shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 30 days after receipt by such Indemnifying Person of the aforesaid request and (ii) such Indemnifying Person shall not have reimbursed the Indemnified Person in accordance with such request prior to the date of such settlement, except for any amounts that are being contested in good faith.

(d)	If the indemnification provided for in Sections 9(a) and 9(b) above is unavailable to an Indemnified Person or insufficient in respect of any losses, claims, damages or liabilities referred to therein, then each Indemnifying Person under such Sections, in lieu of indemnifying such Indemnified Person thereunder, shall contribute to the amount paid or payable by such Indemnified Person as a result of such losses, claims, damages or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by the Company and the Operating Partnership, on the one hand, and JPMS, on the other, from the offering of the Shares or (ii) if the allocation provided by clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) but also the relative fault of the Company and the Operating Partnership, on the one hand, and JPMS, on the other, in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative benefits received by the Company and the Operating Partnership, on the one hand, and JPMS, on the other, shall be deemed to be in the same respective proportions as the net proceeds (before deducting expenses) received by the Company and the Operating Partnership from the sale of the Shares and the total underwriting discounts and commissions received by JPMS in connection therewith bear to the aggregate Gross Sales Price. The relative fault of the Company and the Operating Partnership, on the one hand, and JPMS, on the other, shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company and Operating Partnership, on the one hand, or by JPMS, on the other, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

(e)

The Company, the Operating Partnership and JPMS agree that it would not be just and equitable if contribution pursuant to this Section 9 were determined by pro rata allocation or by any other method of allocation that does not take account of the equitable considerations referred to in Section 9(d) above. The amount paid or payable by an Indemnified Person as a result of the losses, claims, damages and liabilities referred to in Section 9(d) above shall be deemed to include, subject to the limitations set forth above, any reasonable legal or other expenses incurred by such Indemnified Person in connection with any such action or claim. Notwithstanding the provisions of this Section 9, in no event shall JPMS be required to contribute any amount in excess of the amount by which the total underwriting discounts and commissions received by JPMS with respect to the offering of the Shares exceeds the amount of any damages that JPMS has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

(f)	The remedies provided for in this Section 9 are not exclusive and shall not limit any rights or remedies which may otherwise be available to any Indemnified Person at law or in equity.

10. Notices. All notices and other communications under this Agreement and any Terms Agreement shall be in writing and shall be deemed to have been duly given if mailed or transmitted and confirmed by any standard form of communication, and, if to JPMS, shall be sufficient in all respects if delivered or sent to J.P. Morgan Securities Inc., 383 Madison Avenue, New York, New York 10179, to the attention of the Equity Syndicate Desk (facsimile number (212) 622-8358), the Special Equities Group (facsimile number (212) 622-0398), Lisa M. Hunt (facsimile number (212) 622-0398; e-mail lisa.m.hunt@jpmorgan.com) and Hank Wilson (facsimile number (212) 622-8358; e-mail hank.wilson@jpmorgan.com), and, if to the Company or the Operating Partnership, shall be sufficient in all respects if delivered or sent to the Company at Post Properties, Inc., 4401 Northside Parkway, Suite 800, Atlanta, GA 30327, Attn: Christopher J. Papa (facsimile number (404) 504-9388). Notwithstanding the foregoing, any communications regarding Transaction Notices shall be sent to the Company via e-mail to Sherry W. Cohen (facsimile number (404) 504-9388; e-mail scohen@postproperties.com) and Christopher J. Papa (facsimile number (404) 504-9388; e-mail cpapa@postproperties.com), with a copy to Stacey Barnard (facsimile number (404) 504-9367; e-mail sbarnard@postproperties.com), and receipt confirmed by telephone at (404) 846-5028. Transaction Notices shall be delivered to JPMS via facsimile or e-mail to Lisa M. Hunt (facsimile number (212) 622-0398; e-mail lisa.m.hunt@jpmorgan.com), Steve Dearing (facsimile number (212) 622-0398; e-mail steve.dearing@jpmorgan.com) and Pooneet G. Kant (facsimile number (212) 622-0398; e-mail pooneet.g.kant@jpmorgan.com).

11. No Fiduciary Relationship. Each of the Company and the Operating Partnership acknowledges and agrees that JPMS is acting solely in the capacity of an arm’s length contractual counterparty to the Company and the Operating Partnership with respect to the offering of Shares contemplated hereby (including in connection with determining the terms of the offering) and not as a financial advisor or a fiduciary to, or an agent of, the Company, the Operating Partnership or any other person. Additionally, JPMS is not advising the Company, the Operating Partnership or any other person as to any legal, tax, investment, accounting or regulatory matters in any jurisdiction. The Company and the Operating Partnership shall consult with their own advisors concerning such matters and shall be responsible for making their own independent investigations and appraisals of the transactions contemplated hereby, and JPMS shall have no responsibility or liability to the Company or the Operating Partnership with respect thereto. Any review by JPMS of the Company, the Operating Partnership, the transactions contemplated hereby or other matters relating to such transactions will be performed solely for the benefit of JPMS and shall not be on behalf of the Company or the Operating Partnership.

12. Adjustments for Stock Splits. The parties acknowledge and agree that all share related numbers contained in this Agreement and any Transaction Notice shall be adjusted to take into account any stock split effected with respect to the Shares.

13. Governing Law; Construction.

(a)	This Agreement, any Terms Agreement and any claim, controversy, counterclaim or dispute of any kind or nature whatsoever arising out of or in any way relating to this Agreement or any Terms Agreement (each a “Claim”), directly or indirectly, shall be governed by, and construed in accordance with, the laws of the State of New York.

(b)	The Section headings in this Agreement and any Terms Agreement have been inserted as a matter of convenience of reference and are not a part of this Agreement or any Terms Agreement.

14. Parties in Interest. The agreements set forth herein and in any Terms Agreement have been and are made solely for the benefit of JPMS, the Company and the Operating Partnership, and to the extent provided in Section 9 hereof, the controlling persons, directors and officers referred to in such section, and their respective successors, assigns, heirs, personal representatives and executors and administrators. No other person, partnership, association or corporation (including a purchaser, as such purchaser, from JPMS) shall acquire or have any right under or by virtue of this Agreement or any Terms Agreement.

15. Counterparts. This Agreement and any Terms Agreement may be signed in counterparts (which may include counterparts delivered by any standard form of telecommunication), each of which shall be an original and all of which together shall constitute one and the same instrument.

16. Successors and Assigns. This Agreement shall be binding upon JPMS, the Company and the Operating Partnership and their successors and assigns and any successor or assign of any substantial portion of the Company’s, the Operating Partnership’s and JPMS’s respective businesses and/or assets.

17. Survival. The respective indemnities, rights of contribution, representations, warranties and agreements of the Company, the Operating Partnership and JPMS contained in this Agreement or made by or on behalf of the Company, the Operating Partnership or JPMS pursuant to this Agreement or any certificate delivered pursuant hereto shall survive the delivery of and payment for the Shares and shall remain in full force and effect, regardless of any termination of this Agreement or any investigation made by or on behalf of the Company, the Operating Partnership or JPMS.

18. Certain Defined Terms. For purposes of this Agreement, except where otherwise expressly provided, the term “affiliate” has the meaning set forth in Rule 405 under Act.

19. Amendments or Waivers. No amendment or waiver of any provision of this Agreement, nor any consent or approval to any departure therefrom, shall in any event be effective unless the same shall be in writing and signed by the parties hereto.

20. Miscellaneous. JPMS, an indirect, wholly owned subsidiary of JPMorgan Chase & Co., is not a bank and is separate from any affiliated bank, including any U.S. branch or agency of JPMorgan Chase Bank. Because JPMS is a separately incorporated entity, it is solely responsible for its own contractual obligations and commitments, including obligations with respect to sales and purchases of securities. Securities sold, offered or recommended by JPMS are not deposits, are not insured by the Federal Deposit Insurance Corporation, are not guaranteed by a branch or agency of JPMorgan Chase Bank, and are not otherwise an obligation or responsibility of a branch or agency of JPMorgan Chase Bank.

A lending affiliate of JPMS may have lending relationships with issuers of securities underwritten or privately placed by JPMS. To the extent required under the securities laws, prospectuses and other disclosure documents for securities underwritten or privately placed by JPMS will disclose the existence of any such lending relationships and whether the proceeds of the issue will be used to repay debts owed to affiliates of JPMS.

JPMS and one or more of its affiliates may make markets in the Common Stock or other securities of the Company, in connection with which they may buy and sell, as agent or principal, for long or short account, shares of the Common Stock or other securities of the Company, at the same time that JPMS is acting as agent pursuant to this Agreement; provided that JPMS acknowledges and agrees that any such transactions are not being, and shall not be deemed to have been, undertaken at the request or direction of, or for the account of, the Company, and that the Company has and shall have no control over any decision by JPMS and its affiliates to enter into any such transactions.

If the foregoing correctly sets forth the understanding among the Company, the Operating Partnership and JPMS, please so indicate in the space provided below for the purpose, whereupon this letter and your acceptance shall constitute a binding agreement among the Company, the Operating Partnership and JPMS.

Very truly yours,

Post Properties, Inc.

By:	/s/ Christopher J. Papa
	Name:	Christopher J. Papa
	Title:	Executive Vice President and Chief Financial Officer

Post Apartment Homes, L.P.

By:	Post GP Holdings, Inc., its sole general partner

By:	/s/ Christopher J. Papa
	Name:	Christopher J. Papa
	Title:	Executive Vice President and Chief Financial Officer

Accepted and agreed to as of the date first above written:

J.P. MORGAN SECURITIES INC.

By:	/s/ Steve Dearing
Name:	Steve Dearing
Title:	Executive Director

Schedule I

Bank:

ABA #:
Account #
Account Name:
Attention:

Exhibit A

Post Properties, Inc

Common Stock

TERMS AGREEMENT

                        , 2010

J.P. Morgan Securities Inc.

383 Madison Avenue

New York, New York 10179

Dear Sirs:

Post Properties, Inc., a Georgia corporation (the “Company”), proposes, subject to the terms and conditions stated herein and in the Distribution Agreement, dated February 9, 2010 (the “Distribution Agreement”), by and among the Company, Post Apartment Homes, L.P., a Georgia limited partnership and the Company’s operating partnership, and J.P. Morgan Securities Inc. (“JPMS”), to issue and sell to JPMS the securities specified in the Schedule hereto (the “Purchased Securities”) [, and solely for the purpose of covering over-allotments, to grant to JPMS the option to purchase the additional securities specified in the Schedule hereto (the “Additional Securities”)]. Unless otherwise defined below, capitalized terms defined in the Distribution Agreement shall have the same meanings when used herein.

[JPMS shall have the right to purchase from the Company all or a portion of the Additional Securities as may be necessary to cover over-allotments made in connection with the offering of the Purchased Securities, at the same purchase price per share to be paid by JPMS to the Company for the Purchased Securities. This option may be exercised by JPMS at any time (but not more than once) on or before the thirtieth day following the date hereof, by written notice to the Company. Such notice shall set forth the aggregate number of shares of Additional Securities as to which the option is being exercised, and the date and time when the Additional Securities are to be delivered (such date and time being herein referred to as the “Option Settlement Date”); provided, however, that the Option Settlement Date shall not be earlier than the Settlement Date (as set forth in the Schedule hereto) nor earlier than the second business day after the date on which the option shall have been exercised nor later than the fifth business day after the date on which the option shall have been exercised. Payment of the purchase price for the Additional Securities shall be made at the Option Settlement Date in the same manner and at the same office as the payment for the Purchased Securities.]

Each of the provisions of the Distribution Agreement not specifically related to the solicitation by JPMS, as agent of the Company, of offers to purchase securities is incorporated herein by reference in its entirety, and shall be deemed to be part of this Terms Agreement to the same extent as if such provisions had been set forth in full herein. Each of the representations, warranties and agreements set forth therein shall be deemed to have been made as of the date of this Terms Agreement [and] [,] the Settlement Date [and any Option Settlement Date].

An amendment to the Registration Statement (as defined in the Distribution Agreement), or a supplement to the Prospectus, as the case may be, relating to the Purchased Securities [and the Additional Securities], in the form heretofore delivered to JPMS is now proposed to be filed with the Securities and Exchange Commission.

Subject to the terms and conditions set forth herein and in the Distribution Agreement which are incorporated herein by reference, the Company agrees to issue and sell to JPMS and the latter agrees to purchase from the Company, the Purchased Securities at the time and place and at the purchase price set forth in the Schedule hereto.

Notwithstanding any provision of this Agreement or any Terms Agreement to the contrary, the Company consents to JPMS trading in the Common Stock for JPMS’s own account and for the account of its clients at the same time as sales of the Shares occur pursuant to this Agreement.

If the foregoing is in accordance with your understanding, please sign and return to us a counterpart hereof, whereupon this Terms Agreement, including those provisions of the Distribution Agreement incorporated herein by reference, shall constitute a binding agreement between JPMS and the Company.

Very truly yours,

Post Properties, Inc.

By:

Name:
Title:

Accepted and agreed to as of the date first above written:

J.P. MORGAN SECURITIES INC.

By:

Name:
Title:

Schedule to Terms Agreement

Title of Purchased Securities [and Additional Securities]:

Common Stock, par value $0.01 per share

Number of Shares of Purchased Securities:

[—]

[Number of Shares of Additional Securities:]

[—]

[Price to Public:]

[—]

Purchase Price by JPMS:

[—]

Method of and Specified Funds for Payment of Purchase Price:

[By wire transfer to a bank account specified by the Company in same day funds.]

Method of Delivery:

[To JPMS’s account, or the account of JPMS’s designee, at The Depository Trust Company via DWAC in return for payment of the purchase price.]

Settlement Date:

[—], 2010

Closing Location:

[—]

Documents to be Delivered:1

The following documents referred to in the Distribution Agreement shall be delivered as a condition to the closing (which documents shall be dated on or as of the date of the Terms Agreement to which this Scheduled is annexed):

(1) the officers’ certificate referred to in Section 5(a)(i);

(2) the opinion and negative assurance statement referred to in Section 5(a)(ii);

(3) the “comfort” letter referred to in Section 5(a)(iii);

(4) the opinion and negative assurance letter referred to in Section 5(b); and

(5) such other documents as JPMS shall reasonably request.

[1]	This provision is negotiable depending on the size and timing of the Principal Transaction.

[Lockup:]

[—]

Exhibit B

[Post Properties, Inc. Letterhead]

                    , 2010

[            ]

[                        ]

Attention:

VIA FACSIMILE

TRANSACTION NOTICE

Dear                     :

This Transaction Notice relates to the issuance and sale of Common Stock, par value $0.01 per share, of Post Properties, Inc., a Georgia corporation (the “Company”), pursuant to the Distribution Agreement by and among the Company, Post Apartment Homes, L.P., a Georgia limited partnership and the Company’s operating partnership, and J.P. Morgan Securities Inc., dated February 9, 2010 (the “Agreement”). Unless otherwise defined below, capitalized terms defined in the Agreement shall have the same meanings when used herein.

Number of Shares to be Sold:

Minimum Price at which Shares may be Sold:

Date(s) on which Shares may be Sold:
(“Purchase Date”)

Discount/Commission:

Manner in which Shares are to be Sold:	Agency Transaction

Floor price:	[Insert if any]

The Agency Transaction set forth in this Transaction Notice will not be binding on JPMS unless JPMS accepts its terms in accordance with Section 2(a) of the Agreement.

The Agency Transaction shall be subject to all of the representations, warranties, covenants and other terms and conditions of the Agreement, except to the extent amended or modified hereby, all of which are expressly incorporated herein by reference. Each of the representations and warranties set forth in the Agreement shall be deemed to have been made at and as of the Time of Delivery and on any Purchase Date and any Settlement Date.

Very truly yours,

Post Properties, Inc.

By:

Name:
Title:

Exhibit C

OFFICERS’ CERTIFICATE PURSUANT TO SECTION 5(A)

OF THE DISTRIBUTION AGREEMENT

This Officers’ Certificate is made pursuant to Section 5(a) of the Distribution Agreement (the “Agreement”) dated February 9, 2010 by and among Post Properties, Inc., a Georgia corporation (the “Company”), Post Apartment Homes, L.P., a Georgia limited partnership (the “Operating Partnership”) and J.P. Morgan Securities Inc. The Agreement relates to the issuance and sale from time to time by the Company of up to 4,000,000 shares (the “Maximum Number”) of Common Stock, $0.01 par value per share, of the Company pursuant to the registration statement on Form S-3 (Registration No. 333-163895) (the “Registration Statement”) and the prospectus dated December 21, 2009 (the “Basic Prospectus”), as supplemented by the prospectus supplement dated February 9, 2010 filed pursuant to Rule 424(b)(5) promulgated under the Securities Act of 1933, as amended (the “Prospectus”). Capitalized terms not defined herein shall have the meanings ascribed to them in the Agreement.

The undersigned are both officers of the Company and Post GP Holdings, Inc., the general partner of the Operating Partnership (“Post GP”). They are the duly authorized [Insert Title] of the Company and Post GP and the duly authorized [Insert Title] of the Company and Post GP, respectively. Having examined the Registration Statement, the Prospectus, any Permitted Free Writing Prospectus and the Agreement, the undersigned hereby certify as follows:

1. The representations and warranties of the Company and the Operating Partnership in the Agreement are true and correct as of the date hereof as though made on and as of this date;

2. The Company and the Operating Partnership have performed all obligations and satisfied all conditions on their part to be performed or satisfied pursuant to the Agreement at or prior to the date hereof;

3. The Company’s Registration Statement (File No. 333-163895) under the Act is effective; no stop order suspending the effectiveness of such Registration Statement has been issued and no proceeding for that purpose or pursuant to Section 8A of the Act has been initiated or, to the knowledge of the undersigned threatened by the Commission; no notice of objection of the Commission to the use of such Registration Statement pursuant to Rule 401(g)(2) under the Act has been received by the Company; and all requests for additional information on the part of the Commission have been complied with; and

4. Except as otherwise disclosed in writing to JPMS, subsequent to the respective dates as of which information is given in the Registration Statement, any Basic Prospectus, the Prospectus or any Permitted Free Writing Prospectus, there has not been (i) any material adverse change in the financial condition, or in the earnings or business affairs of the Company and its subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business, (ii) any transactions entered into by the Company or any of its subsidiaries, other than those in the ordinary course of business, which are material with respect to the Company and its subsidiaries considered as one enterprise, or (iii) any material change in the short-term debt or long-term debt of the Company and its consolidated subsidiaries.

Exhibit D

FORM OF OPINION AND NEGATIVE ASSURANCE STATEMENT

OF KING & SPALDING LLP

Based on the foregoing, and subject to the assumptions, qualifications and limitations set forth herein, counsel is of the opinion that:

(i) The Company has been duly formed and is validly existing as a corporation under the laws of the State of Georgia. The Company has the corporate power and authority to own, lease and operate its properties and to conduct the business in which it is engaged, and, to such counsel’s knowledge, is duly qualified as a foreign entity in the jurisdictions set forth in an exhibit to the opinion.

(ii) The Operating Partnership has been duly formed and is validly existing under the laws of the State of Georgia and has the power and authority to own, lease and operate its properties and to conduct the business in which it is engaged, and, to such counsel’s knowledge, is duly qualified as a foreign entity in the jurisdictions set forth in an exhibit to the opinion. The issued and outstanding interests in the Operating Partnership owned by the Company have been duly authorized and validly issued.

(iii) Post GP and Post LP have been duly formed and are validly existing under the laws of the State of Georgia and have the corporate power and authority to conduct the business in which they are engaged. All of the issued and outstanding shares of common stock of Post GP and Post LP are owned by the Company and have been duly authorized and validly issued and fully paid.

(iv) The Company has an authorized capitalization as set forth in the Registration Statement, the Prospectus and any Permitted Free Writing Prospectus (except for subsequent issuances, if any, pursuant to the Agreement, any Terms Agreement, agreements or employee benefit plans referred to in the Prospectus or any Permitted Free Writing Prospectus, the redemption of any units of the Operating Partnership or the exercise of options pursuant to incentive stock plans referred to in the Prospectus or any Permitted Free Writing Prospectus); the capital stock of the Company conforms in all material respects to the description thereof contained in the Prospectus or any Permitted Free Writing Prospectus insofar as such description purports to describe the provisions of the Company’s Restated Articles of Incorporation, as amended, or Bylaws or an agreement or contract to which the Company is a party.

(v) The Shares to be issued and sold by the Company hereunder have been duly authorized, and when issued in accordance with the terms of the Agreement and any Terms Agreement, will be validly issued, fully paid and non-assessable and the issuance of the Shares is not subject to any preemptive or similar rights arising by operation of law or, to the knowledge of counsel, of any securityholder of the Company.

(vi) The Company and the Operating Partnership have the full right, power and authority to execute and deliver the Agreement and any Terms Agreement and to perform their obligations thereunder; and all action required to be taken for the due and proper authorization, execution and delivery by the Company and the Operating Partnership of the Agreement and any Terms Agreement and the consummation by the Company and the Operating Partnership of the transactions contemplated thereby or by the Prospectus or any Permitted Free Writing Prospectus has been duly and validly taken.

(vii) The Agreement and any Terms Agreement have been duly authorized, executed and delivered by the Company and the Operating Partnership.

(viii) The execution and delivery of the Agreement and any Terms Agreement by the Company and the Operating Partnership, and the performance by the Company and the Operating Partnership of their obligations thereunder and the consummation of the transactions contemplated thereunder, (A) do not conflict with or constitute a breach or violation of, or default under, any instrument or agreement filed or incorporated by reference as an exhibit to the Registration Statement to which the Company or the Operating Partnership is a party or by which either of them or any of their respective properties or other assets or any Property may be bound or subject; (B) do not and will not result in a violation of the Articles of Incorporation of the Company, as amended, or the Amended and Restated Bylaws of the Company; (C) do not and will not result in a violation of the certificate of limited partnership or partnership agreement of the Operating Partnership; or (D) except for such violation that could not reasonably be expected to have a Material Adverse Effect, do not and will not result in a violation of any law, rule, regulation, judgment, order, writ or decree known to counsel to be applicable to the Company or the Operating Partnership.

(ix) The Registration Statement is effective under the 1933 Act and, to counsel’s knowledge based solely upon telephonic confirmation from the staff of the Commission, no stop order suspending the effectiveness of the Registration Statement has been issued under the 1933 Act and no proceedings for that purpose have been initiated or threatened by the Commission. The Prospectus and any Permitted Free Writing Prospectus were timely filed in the manner required by Rule 424 of the 1933 Act.

(x) The statements in the Prospectus and any Permitted Free Writing Prospectus under the caption “Description of Common Stock,” insofar as they purport to describe provisions of the Articles of Incorporation of the Company, as amended, or the Amended and Restated Bylaws of the Company to the extent such information constitutes matters of law or legal conclusions, have been reviewed by counsel and constitute an accurate summary of the matters set forth therein in all material respects. The Shares conform as to legal matters in all material respects to the description thereof set forth in the Prospectus and any Permitted Free Writing Prospectus under the caption “Description of Common Stock.”

(xi) No filing with, or authorization, approval, consent, license, order, registration, qualification or decree of, any court or governmental authority or agency (other than the 1933 Act and 1939 Act, which have been obtained, or as may be required under the securities or blue sky laws of the various states) is required to be made by the Company or the Operating Partnership in connection with the authorization, execution and delivery of the Agreement and any Terms Agreement or for the offering, issuance, sale or delivery of the Shares.

(xii) Neither the Company nor the Operating Partnership is required to be registered as an investment company under the 1940 Act.

(xiii) At the time the Registration Statement became effective and as of the date hereof, and at the date of the Prospectus and any Permitted Free Writing Prospectus, the Registration Statement and the Prospectus or any Permitted Free Writing Prospectus (other than the financial statements and notes thereto and the financial statement schedules and the other financial information and data included or incorporated by reference therein or omitted therefrom, as to which such counsel need not express any opinion) complied or complies as to form in all material respects with the requirements of the 1933 Act, the 1939 Act and the 1933 Act Regulations.

(xiv) Each document heretofore filed pursuant to the 1934 Act and incorporated or deemed to be incorporated by reference in the Registration Statement, the Prospectus or any Permitted Free Writing Prospectus (other than the financial statements and notes thereto, the financial statement schedules and the other financial information and data included or incorporated by reference therein or omitted therefrom, as to which counsel does not express any opinion) complied as to form in all material respects with the requirements of the 1934 Act and the applicable 1934 Act Regulations in effect at the date of their respective filings.

(xv) The Company was organized and has operated in conformity with the requirements for qualification and taxation as a REIT each of its taxable years beginning with the year ended December 31, 1993, and its current organization and method of operation will enable it to continue to meet the requirements for qualification and taxation as a REIT.

(xvi) The Operating Partnership and each other Significant Subsidiary that is a partnership or limited liability company under state law (“Subsidiary Partnership”) are properly classified as partnerships or disregarded entities, and not as corporations or as associations taxable as corporations, for federal income tax purposes throughout the period from July 22, 1993 through the date hereof, or, in the case of any Subsidiary Partnerships that have terminated, through the date of termination of such Subsidiary Partnerships.

(xvii) Although the discussion set forth in the Prospectus under the caption “Certain Federal Income Tax Considerations” does not purport to discuss all possible United States federal income tax consequences of the purchase, ownership, and disposition of the Shares, such discussion, insofar as it purports to summarize matters of U.S. federal income tax law and regulations or legal conclusions with respect thereto, constitutes an accurate summary of the matters set forth therein, in all material respects. The United States federal income tax consequences of an investment in the Shares by an investor will depend upon that holder’s particular situation, and counsel expresses no opinion as to the completeness of the discussion set forth in “Certain Federal Income Tax Considerations” as applied to any particular holder.

Such counsel shall also state that in its capacity as counsel for the Company, it participated in conferences with representatives of the Company and its independent registered public accountants and representatives of the Agents and their counsel, during which the contents of the Registration Statement, the Prospectus, any Permitted Free Writing Prospectus and related matters were discussed and reviewed. Although such counsel will not pass upon and will not assume any responsibility for the accuracy, completeness or fairness of the statements contained in the Registration Statement, the Prospectus or any Permitted Free Writing Prospectus, on the basis of the information developed in the course of the performance of the services referred to above, nothing has come to such counsel’s attention that causes it to believe that:

(i) any part of the Registration Statement, when such part originally became effective and as of the date of the Agreement, contained an untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading;

(ii) the Prospectus, as of its issue date and as of the date hereof, contained or contains an untrue statement of a material fact or omitted or omits to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

except that, with respect to clauses (i) and (ii) above, such counsel does not express a belief with respect to the financial statements and notes thereto, the financial statement schedules and notes thereto and the other financial information and data included or incorporated by reference therein or omitted therefrom. Such counsel (A) may rely as to all matters of fact, upon certificates and written statements of officers and employees of and accountants for the Company, Post GP Holdings, Inc and the Operating Partnership and (B) may rely as to the qualification and good standing of each of the Company or any of the Subsidiaries to do business in any state or jurisdiction, upon certificates of appropriate government officials or opinions of counsel in such jurisdictions, which opinions shall be in form and substance satisfactory to counsel for the Agents.

51